Exhibit 3.1

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

GDS HOLDINGS LIMITED

(Adopted by Special Resolution on May 19, 2016, and effective on May 19, 2016)

1.                                     The name of the Company is GDS Holdings Limited.

2.                                     The registered office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                     The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2013 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                     The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                     The share capital of the Company is US$51,310 divided into 675,636,564 Ordinary Shares of nominal or par value of US$0.00005 each, 29,635,045 Series A Shares of nominal or par value of US$0.00005 each, 6,916,645 Series A* Shares of nominal or par value of US$0.00005 each, 2,576,483 Series B Shares of nominal or par value of US$0.00005 each, 11,527,742 Series B1 Shares of nominal or par value of US$0.00005 each, 10,435,639 Series B2 Shares of nominal or par value of US$0.00005 each, 14,076,620 Series B4 Shares of nominal or par value of US$0.00005 each, 35,395,262 Series B5 Shares of nominal or par value of US$0.00005 each, and 240,000,000 Series C Shares of a nominal or par value of US$0.00005 each.

6.                                     The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

1

7.                                     Capitalized terms that are not defined in this Seventh Amended and Restated Memorandum of Association shall bear the same meaning as those given in the Seventh Amended and Restated Articles of Association of the Company.

2

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

GDS HOLDINGS LIMITED

(Adopted by Special Resolution on May 19, 2016, and effective on May 19, 2016)

1.                                     In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Ordinary Shares”

shall mean all Ordinary Shares issued (or deemed to be issued or issuable pursuant to Article 26) by the Company after the Original Issue Date, other than Ordinary Shares (or Options or Convertible Securities) issued or issuable (or deemed to be issued or issuable pursuant to Article 26):

(i)                                     upon conversion of Preferred Shares;

(ii)                                  in the aggregate up to 29,240,000 Ordinary Shares upon exercise or conversion of Options or Convertible Securities issued from time to time, as approved by the Board of Directors, to employees, officers, directors or consultants of the Group Companies pursuant to option plans, restricted stock plans or other arrangements, each such plan, arrangement or issuance (as applicable) having been approved pursuant to Article 81;

(iii)                               as a dividend or distribution on Preferred Shares;

(iv)                              pursuant to Recapitalization subject to Article 29;

(v)                                 pursuant to any acquisition of the Company or of another entity by the Company by merger, purchase of substantially all of the assets, reorganization or similar transaction, approved by the Board of

Directors, including all Preferred Share Directors;

(vi)                              pursuant to transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions approved by the Board of Directors, including all Preferred Share Directors;

(vii)                           in a registered public offering under the Securities Act or pursuant to the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange which has been approved by the Board of Directors, including all Preferred Share Directors; and

(viii)                        pursuant to other transactions expressly excluded from the definition of “Additional Ordinary Shares” by approval of holders of at least seventy-five percent (75%) of the then outstanding Preferred Shares, voting as a separate class on an as-converted basis.

“Affiliate”

shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Preferred Shareholder, shall include (A) any Person who holds shares as a nominee for such Preferred Shareholder, (B) any shareholder of such Preferred Shareholder, (C) any Person which has a direct and indirect interest in such Preferred Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Preferred Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals. For the purpose of this definition, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person; provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person.

“Annual Budget”	shall mean the annual budget of the Company or any Subsidiary.

“Articles”	shall mean these Seventh Amended and Restated Articles of Association of the Company, as originally framed or as from time to time amended in accordance with these Articles and the Statute.

“as converted basis”	shall have the meaning given in Article 51(a).

“Auditors”	shall mean the Persons for the time being performing the duties of auditors of the Company.

“Board” or “Board of Directors”	shall mean the board of directors of the Company.

“Business Day”	shall mean a day (other than a Saturday or Sunday) on which banks are open for business in the State of New York in the United States of America, Beijing in the PRC, Hong Kong and Singapore.

“Cash Threshold”	shall have the meaning given in Article 103(a) hereof.

“CEO”	shall mean the chief executive officer of the Company.

“Closing”	shall have the meaning given in the Members

Agreement.

“Company”	shall mean GDS Holdings Limited.

“Company Redemption Notice”	shall have the meaning given in Article 102(e) hereof.

“Conversion Date”	shall mean the date specified in any notice served by a Preferred Shareholder electing to convert such shares or the date on which automatic conversion is to occur in accordance with Article 22.

“Conversion Price”	shall have the meaning given in Article 20 and as adjusted pursuant to these Articles.

“Convertible Securities”	shall mean any shares or other securities convertible into or exchangeable for Ordinary Shares or for other Convertible Securities.

“Deemed Winding Up Event”	shall have the meaning given in Article 125 hereof.

“Directors”	shall mean the directors for the time being of the Company.

“Distribution”

shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than (A) dividends in specie on Ordinary Shares payable in Ordinary Shares, or (B) the purchase or redemption of shares of the Company for cash or property in connection with: (i) repurchases by the Company at the original issue price of Ordinary Shares issued to employees, officers, directors or consultants of Group Companies upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases by the Company of Ordinary Shares issued to employees, officers, directors or consultants of the Group Companies pursuant to rights of first refusal contained in agreements providing for such right, and (iii)  any other repurchase or redemption of Shares of the Company approved by the holders of the Ordinary Shares and Preferred Shares, voting together as a single class on an as-converted basis, or effected as part of the conversion or redemption of Preferred Shares pursuant to Article 19 or Articles 102 and 103, respectively.

“Dividend Rate”	shall mean for each Preferred Share, an annual rate of six percent (6%) of the Original Purchase Price, as applicable (subject to adjustment for Recapitalization).

“Dollars” or “US$”	shall mean the dollar currency of the United States of America and references to cents or ¢ should be construed accordingly.

“EDC Group”	shall mean EDC Group Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Electronic Record”	shall have the meaning given in the Electronic Transactions Law of the Cayman Islands (2003 Revision).

“Equity Securities”

shall mean the Ordinary Shares or the Preferred Shares, or any securities convertible into, exchangeable for or exercisable for the Ordinary Shares now or hereafter held, directly or indirectly, by any Person.

“Everbright”	shall mean Seabright SOF (I) Paper Limited and Forebright Management Limited.

“Executive Committee”	shall have the meaning given in Article 82(f) hereof.

“Executive Committee Members”	shall have the meaning given in Article 82(f) hereof.

“Existing Preferred Share Director”	shall have the meaning given in Article 93(a)

hereof.

“Existing Preferred Shareholders”	shall mean all the holders of the then outstanding Existing Preferred Shares from time to time; and “Existing Preferred Shareholder” shall mean any of them.

“Existing Preferred Shares”

shall mean Series A Shares, Series A* Shares, Series B Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, and Series B5 Shares of the Company, issued and outstanding immediately following the Closing.

“GDS Enterprises”	shall mean GDS Enterprises Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Group Companies”	shall mean all of the Company and its Subsidiaries, each as set forth in Exhibit D of the Members Agreement, and a “Group Company” means any of them.

“Holder Participation Election”	shall have the meaning given in Article 103(c).

“Holder Redemption Date”	shall have the meaning given in Article 103(a) hereof.

“Holder Redemption Deadline”	shall have the meaning given in Article 103(c).

“Holder Redemption Election”	shall have the meaning given in Article 103(a) hereof.

“Holder Redemption Notice”	shall have the meaning given in Article 103(b) hereof.

“Interested Director”	shall have the meaning given in Article 74 hereof.

“Interested Director Transaction”	shall have the meaning given in Article 74 hereof.

“IPO”

shall mean the Company’s first public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed.

“Key Founders”	shall have the meaning given to it in the Members Agreement.

“Key Subsidiary Group”

shall mean the Company’s Subsidiaries that, together, constitute all or substantially all of the Group Companies’ (taken as a whole) assets or generate all or substantially all of the Company’s profits or revenues (for the avoidance of doubt, Global Data Solutions Co., Ltd. (万国数据服务有限公司), a company incorporated and existing under the laws of PRC which is indirectly wholly owned by the Company, shall be deemed as (or part of) the Key Subsidiary Group).

“Liquidation Preference”	shall have the meaning given in Article 124 (h) hereof.

“Member”	shall have the meaning ascribed thereto in the Statute.

“Members Agreement”

shall mean the Sixth Amended and Restated Members Agreement dated May 19, 2016 by and between the Company, the Key Founders, the Preferred Shareholders and the Other Shareholders (as amended and restated from time to time).

“Memorandum”	shall mean the Seventh Amended and Restated Memorandum of Association of the Company, as originally framed or as from time to time amended in accordance with these Articles and the Statute.

“Ofira Capital”	shall mean Ofira Capital Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Options”	shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

“Ordinary Resolution”

shall mean (i) a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives at a general meeting, or (ii) a resolution approved in writing by all of the Members entitled to vote at a general meeting of the Company, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. In computing the majority, regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Ordinary Share Director(s)”	shall have the meaning given in Article 93(a) hereof.

“Ordinary Shares”	shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Ordinary Shares and having the rights provided for in these Articles.

“Original Issue Date”

shall mean (i) with respect to the Series A Shares, Series B Shares, and the Series C Shares, the respective dates on which the Series A Shares, the Series B Shares and the Series C Shares were issued; (ii) with respect to the Series A* Shares, February 11, 2009 (for the purpose of these Articles only); (iii) with respect to the Series B1 Shares, September 18, 2009; (iv) with respect to the Series B2 Shares, September 21, 2012； (v) with respect to the Series B4 Shares, September 18, 2012; (vi) with respect to the Series B5 Shares, is August 13, 2014; and (vii) with respect to the Series C Shares, is August 13, 2014.

“Original Purchase Price”

shall mean, with respect to the Series A Shares, US$0.363636 per share; with respect to the Series B Shares, US$0.77922 per share, with respect to the Series A* Shares, US$0.1060 per share; with respect to the Series B1 Shares, US$0.5300 per share; with respect to the Series B2 Shares, US$0.5855 per share; with respect to the Series B4 Shares, US$0.4340 per share; with respect to the Series B5 Shares, US$1.036522 per share; and with respect to the Series C Shares, US$1.036522 per share.

“Other Shareholders”

shall mean Best Million Group Limited, a company incorporated and existing under the laws of the British Virgin Islands with registered number 1634472, Fortune Million International Corporation, a company incorporated and existing under the laws of the British Virgin Islands with registered number 1910205 and Linmax Asia Limited, a company incorporated and existing under the laws of British Vergin Islands with registered number 1903042, and an “Other Shareholder” means any of them.

“Person”	shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“PRC”	shall mean the People’s Republic of China.

“Preferred Share Director(s)”	shall have the meaning given in Article 93(a).

“Preferred Shares”	shall mean, collectively, Series A Shares, Series B Shares, Series A* Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, Series B5 Shares, and Series C Shares of the Company.

“Preferred Shareholder”	shall mean a holder of any then outstanding Preferred Shares from time to time.

“Prohibited Transferee”

shall mean any of 21ViaNet Group, Inc., Dr. Peng Telecom and Media Group Corporation (鹏博士电信传媒集团股份有限公司, a joint stock company incorporated and listed in the PRC), Equinix, Inc., KDDI CORPORATION, NTT Communications, SingTel Group, PCCW Limited, KT Corporation, SK TELECOM, Philippine Long Distance Telephone Company, Telkom Indonesia, Axiata Group Berhad, and

Telekom Malaysia Berhad.

“Qualified IPO”

shall mean a firm commitment underwritten IPO on an internationally recognized securities exchange (i) with gross cash proceeds to the Company of at least US$100 million, (ii) at an issue price per share being not less than twenty-five percent (25%) above US$1.036522, as adjusted for any Recapitalization from time to time, and (iii) resulting in a free float of not less than twenty percent (20%) of the Company’s share capital.

“Recapitalization”	shall mean any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the Shares of the Company.

“Redemption Date”	shall have the meaning given in Article 102(c) hereof.

“Redemption Deadline”	shall have the meaning given in Article 102(f) hereof.

“Redemption Election”	shall have the meaning given in Article 102(c) hereof.

“Redemption Price”	shall have the meaning given in Article 102(d) hereof.

“Right Holder”	shall mean the Person, who or which is entitled to exercise the Right of First Refusal, the Right of First Offer or the Right of Co-Sale, as the case may be.

“Right of Co-Sale”	shall mean the right of co-sale provided in Article 14 of these Articles.

“Right of First Offer”	shall mean the right of first offer provided in Article 13 of these Articles.

“Right of First Refusal”	shall mean the right of first refusal provided in

Article 11 of these Articles.

“ROFR & Co-Sale Agreement”

shall mean the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement entered into between the Existing Preferred Shareholders, the Series C Shareholder, the Company and other parties on May 19, 2016 (as amended and restated from time to time).

“Sale Transaction”

shall mean (i) any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding Shares or similar transaction (other than any sale of stock by the Company for capital raising purposes) in which Members of the Company immediately prior to such reorganization, merger or consolidation, sale or transfer of Shares or similar transaction in aggregate do not (by virtue of their ownership of securities of the Company immediately prior to such transaction) beneficially own Shares possessing a majority of the voting power of the surviving company or companies immediately following such transaction; (ii) any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction (other than any sale of stock by the Company for capital raising purposes) in which any Member of the Company immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction (by virtue of his/its ownership of securities of the Company immediately prior to such transaction) beneficially owns shares, directly or indirectly, possessing a majority of the voting power of the surviving company or companies immediately following such transaction; (iii) a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Group Companies (taken as a whole) or the Key Subsidiary Group; (iv) the exclusive licensing of all or substantially all of the intellectual property of the Group Companies

(taken as a whole) used in generating all or substantially all of the Group Companies’ profits or revenues; or (v) any reorganization, consolidation, merger, sale or transfer of the Key Subsidiary Group’s outstanding shares or similar transaction in which the Company does not (by virtue of its direct or indirect ownership of securities of the Key Subsidiary Group immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving company or companies immediately following such transaction .

“SBCVC”	shall mean any or all of SBCVC Fund II, L.P., SBCVC Venture Capital (软库博辰创业投资企业), SBCVC Fund III L.P., SBCVC Fund II-Annex, L.P., and SBCVC Company Limited.

“SBGD”	shall mean SBGD Investment Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Seal”	shall mean the common seal of the Company and includes every duplicate seal.

“Secretary”	shall include an Assistant Secretary and any Person appointed by the Board of Directors to perform the duties of Secretary of the Company.

“Securities Act”	shall mean the United States Securities Act of 1933, as amended.

“Selling GDS Upstream Shareholder”	shall mean one out of Excel Prayer and Solution Leisure, all of which are shareholders of Global Data Solutions Limited.

“Senior Management Personnel”	shall mean the CEO or its equivalent, the chief financial officer, and all the other senior officers of any Group Company reporting directly to the CEO.

“Series A Liquidation Preference”	shall have the meaning given in Article 124(k) hereof.

“Series A Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series A Preferred Shares and having the rights provided for in these Articles.

“Series A* Liquidation Preference”	shall have the meaning given in Article 124(i) hereof.

“Series A* Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series A* Preferred Shares and having the rights provided for in these Articles.

“Series B Liquidation Preference”	shall have the meaning given in Article 124(g) hereof.

“Series B* Liquidation Preference”	shall have the meaning given in Article 124(e) hereof.

“Series B Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B Preferred Shares and having the rights provided for in these Articles.

“Series B* Shares”	shall mean, collectively, Series B1 Shares, Series B2 Shares and Series B4 Shares.

“Series B1 Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B1 Preferred Shares, and having the rights provided for in these Articles.

“Series B2 Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B2 Preferred Shares, and having the rights provided for in these Articles.

“Series B4 Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B4 Preferred Shares, and having the rights provided for in these Articles.

“Series B5 Liquidation Preference”	shall have the meaning given in Article 124(c)

hereof.

“Series B5 Shares”	shall mean Shares in the capital of the Company of US$0.00005 nominal or par value designated as Series B5 Preferred Shares, and having the rights provided for in these Articles.

“Series C Liquidation Preference”	shall have the meaning given in Article 124(a) hereof.

“Series C Directors”	shall have the meaning given in Article 93(a) hereof.

“Series C Shares”	shall mean shares in the capital of the Company of US$0.00005 nominal or par value designated as Series C Preferred Shares and having the rights provided for in these Articles.

“Series C Shareholder”	shall mean the holder(s) of the Series C Shares of the Company.

“Shares”	shall be construed as a reference to Shares of each class of Shares of the Company from time to time in issue and includes fractions of Shares (except as otherwise provided herein), and each, a Share.

“Share Swap Agreement”	shall mean the Share Swap Agreement dated on 12 June, 2014, entered into by the Company, EDC Holding Limited, Brilliant Wise Holdings Limited, and certain other entities.

“Special Resolution”

shall mean (i) a resolution passed by at least two-thirds (2/3) of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given, or (ii) a resolution approved in writing by all of the Members entitled to vote at a general meeting of the Company, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. In computing such two-thirds (2/3) requirement, regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Star Preferred Shares”	shall have the meaning given in Article 102(f) hereof.

“Statute”	shall mean the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“STTC”	shall mean STT Communications Ltd., a company incorporated with limited liability in Singapore

“Subscription and Purchase Agreement”

shall mean the Series C Preferred Shares Subscription and Purchase Agreement entered into by and between the Company, Further Success Limited, Global Data Solutions LTD., Global Data Solutions (Beijing) Co., Ltd., SBCVC, STTC and certain other persons and entities dated July 29, 2014, as amended from time to time.

“Subsidiary”

shall mean, with respect to any entity, a corporation, partnership, trust or other entity of which such entity directly or indirectly owns at the time shares or other equity interest representing a majority of the voting power of such corporation, partnership, trust or other entity.

“Transfer”

shall mean and include any sale, assignment, creation of any encumbrance, hypothecation, pledge, option, conveyance in trust, gift, transfer by bequest, devise or descent, or other agreement, transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, or entering into any agreement or arrangement (a) to effectively pass or transfer the voting rights attached to any interests in the capital of the Company, or (b) to effectively pass or transfer the economic interest derived from any interests in the capital of the Company, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, except for the following:

(i)                                     any creation of a bona fide encumbrance of the Equity Securities held by a Seller as security granted to the lender, made pursuant to a bona fide loan transaction, if the beneficiary of such encumbrance executes a counterpart copy of the ROFR & Co-Sale Agreement or a Deed of Adherence (as defined in the ROFR & Co-Sale Agreement) and becomes bound thereby as was the Seller, in the event and to the extent that such beneficiary of such encumbrance ever acquires ownership of such shares;

(ii)                                  any Transfer of Equity Securities by a Seller, if a Seller is a natural person, to a Seller’s spouse, parents, children and siblings or trusts for the benefit of any of the foregoing individuals, or transfers of Shares by the Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of the ROFR & Co-Sale Agreement or a Deed of Adherence (as defined in the ROFR & Co-Sale Agreement) and becomes bound thereby as was the Seller;

(iii)                               any Transfer of Equity Securities by a Seller, if a Seller is an entity, to any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Person or its fund manager, and where a Seller is an Existing Preferred Shareholder, any general partner or limited partner which has a direct or indirect interest in such Preferred Shareholder; provided that, for the purpose of limb (iii) of this definition of “Transfer”, the direct or indirect ownership of fifty percent (50%) or more of the voting power of a Person is deemed to constitute control of that Person; provided, further, that, in all cases, the transferee or other recipient executes a counterpart copy of the ROFR & Co-Sale Agreement or a Deed of Adherence (as defined in the ROFR & Co-Sale Agreement) and becomes bound thereby as was the Seller; and

(iv)                              any Transfers of Equity Securities in a registered public offering pursuant to (a) registration under the Securities Act, or (b) the securities laws applicable to an offering of securities in a jurisdiction other than the United States.

“written” and “in writing”	shall include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Words importing the singular number include the plural number and vice versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

In these Articles, Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

COMMENCEMENT OF BUSINESS

2.                                     The business of the Company may be commenced as soon after incorporation as the Board of Directors shall see fit, notwithstanding that only part of the Shares may have been allotted.

3.                                     The Board of Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATE FOR SHARES

4.                                     A Member shall only be entitled to a share certificate if the Board of Directors resolves that share certificates shall be issued.  Certificates representing shares of the Company, if any, shall be in such form as shall be determined by the Board of Directors.  Share certificates shall be signed by one or more Directors or other Person(s) authorized by the Board of Directors.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the Person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.  The Board of Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by some method or system of mechanical process.

5.                                     Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost, stolen or destroyed, it may be renewed on such terms as the Board of Directors may prescribe as to evidence, indemnity (including, without limitation, a requirement the owner of the defaced, lost, stolen or destroyed certificate or such owner’s legal representative give the Company a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate) and the payment of the expenses incurred by the Company in investigating any such evidence or in issuing such new certificate.

ISSUE OF SHARES

6.                                      (a)                                 [Intentionally omitted.]

(b)                                The powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect to the Ordinary Shares, Series A Shares, Series B Shares, Series A* Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, Series B5 Shares, and Series C Shares shall be subject to Article 81 and as herein provided.

(c)                                 Subject as herein provided (including Article 81), all Shares of the Company for the time being unallotted and unissued shall be under the control of the Board of Directors who may allot, issue or grant Options over or otherwise dispose of Shares of the Company on such terms as they think proper, provided that the Preferred Shares may only be issued (i) with the rights and restrictions of the Preferred Shares as set forth in these Articles and (ii) with the approval of the Board of Directors, including all Preferred Share Directors.  All Shares shall be issued fully paid.

7.                                     Pre-emptive Right

(a)                                 Pre-emptive Right.

Subject to the terms and conditions specified in this Article 7(a), the Company hereby grants to each Preferred Shareholder a pre-emptive right to subscribe for its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future issuances by the Company of New Securities (as hereinafter defined).  For the purpose of this Article 7(a), a Preferred Shareholder’s “Pro Rata Share” shall mean that number of New Securities (as defined below) that equals the total number of such New Securities to be issued by the Company, multiplied by a fraction, the numerator of which is (i) the number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by such Preferred Shareholder and the denominator of which is (ii) the total number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) of the Company, outstanding immediately prior to the issuance of New Securities giving rise to the pre-emptive right.

Subject to Article 7(a)(d.), each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares (“New Securities”), the Company shall first make an offering of such New Securities to each Preferred Shareholder in accordance with the following provisions:

(i)                              The Company shall deliver a written notice (“Notice”) pursuant to Section 7.7 of the Members Agreement to each of the Preferred Shareholders stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such New Securities.

(ii)                           By written notification received by the Company within fifteen (15) Business Days after delivery of the Notice (the “Refusal Period”), each Preferred Shareholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such New Securities.

(iii)                        In the event that any Preferred Shareholder elects not to purchase its full Pro Rata Share of the New Securities available to it pursuant to Article 7(a)(a.) above within the Refusal Period, then the Company shall promptly give written notice (the “Overallotment Notice”) to each of the Preferred Shareholders that has elected to purchase its full Pro Rata Share (the “Fully Participating Preferred Shareholders”), which notice shall set forth the number of New Securities not purchased by the other Preferred Shareholders (such shares, the “Overallotment New Securities”), and shall offer the Fully Participating Preferred Shareholders the right to purchase its Pro Rata Share of the Overallotment New Securities.  By written notification received by the Company within five (5) Business Days after delivery of the Overallotment Notice, each Fully Participating Preferred Shareholder may elect to purchase or obtain at the price and terms specified in the Notice, up to its Pro Rata Share of the Overallotment New Securities.  For the purpose of this Article 7(a)(b.), each Fully Participating Preferred Shareholder’s Pro Rata Share shall be the number of Overallotment New Securities multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by such Fully Participating Preferred Shareholder on the date of the Notice and the denominator of which shall be the total number of Ordinary Shares (assuming conversion of all securities that are outstanding that are convertible into Ordinary Shares) held by all Fully Participating Preferred Shareholders on the date of the Notice.

a.              In the event that not all New Securities specified in the Notice are acquired by the Preferred Shareholders pursuant to Article 7(a)(b.) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Article 7(a)(b.) hereof, offer the remaining unsubscribed portion of such New Securities to any Person(s) approved by holders representing at least eighty-five percent (85%) of the Existing Preferred Shares (voting together as a separate class) and holders representing at least seventy-five percent (75%) of the Series C Shares, at a price not less than, and upon terms no more favorable than those specified in the Notice to such Person(s).  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preferred Shareholders in accordance herewith.

b.                   Notwithstanding the foregoing, New Securities does not include Ordinary Shares, Options or other Convertible Securities issued or issuable (or deemed to be issued or issuable pursuant to Article 26 of these Articles):

(i)                              upon conversion of Preferred Shares;

(ii)                           in the aggregate up to 29,240,000 Ordinary Shares upon exercise or conversion of Options or Convertible Securities issued from time to time, as approved by the Board, to employees, officers, directors or consultants of the Group Companies pursuant to option plans, restricted stock plans or other arrangements, each such plan, arrangement or issuance (as applicable) having been approved pursuant to Article 81 of these Articles;

(iii)                        as a dividend or distribution on Preferred Shares;

(iv)                       pursuant to Recapitalization subject to Article 29 of these Articles;

(v)                          pursuant to any acquisition of the Company or of another entity by the Company by merger, purchase of substantially all of the assets, reorganization or similar transaction, approved by the Board, including all the Preferred Share Directors;

(vi)                       pursuant to transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions approved by the Board, including all the Preferred Share Directors;

(vii)                    in a registered public offering under the Securities Act or pursuant to the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange which has been approved by the Board, including all the Preferred Share Directors; and

(viii)                 pursuant to other transactions expressly excluded from the definition of “New Securities” by approval of at least seventy-five percent (75%) of the then outstanding Preferred Shares, voting as a separate class on an as-converted basis.

(b)                                 Termination of Right.

The pre-emptive right granted under Article 7(a) shall expire immediately prior to the first to occur of the following: (i) the closing of the Qualified IPO, and (ii) the effectiveness of a Sale Transaction.

REGISTER OF MEMBERS

8.                                     The Company shall maintain a register of its Members and every Person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his Shares or several certificates each for one or more of his Shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Board of Directors shall from time to time determine, provided that in respect of a Share or Shares held jointly by several Persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

9.                                     The instrument of transfer of any Shares shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register of Members in respect thereof.

10.                              The Board of Directors shall register any Transfer of Shares that is made in accordance with these Articles, and shall decline to register any purported Transfer of Shares that is not made in accordance with these Articles.

11.                              Restrictions on Transfer

(a)                                 Moratorium Period.

For a period of six (6) months from the Original Issue Date for the Series C Shares (the “Moratorium Period”), each of the Key Founders, the Existing Preferred Shareholders and the Other Shareholders shall not, without the prior written consent of the Series C Shareholder, Transfer any of their respective Equity Securities.  William Wei Huang (黄伟) further agrees that he shall not, without the prior written consent of the Series C Shareholder, Transfer any of his interests for a further period of twelve (12) months commencing from the end of the Moratorium Period, which would result in his beneficial interests in the share capital of the Company becoming less than 15.17% following any such Transfer.

(b)                                 Prohibited Transferee.

No shareholder of the Company is permitted to Transfer any interest it may hold, directly or indirectly, in the share capital of the Company, or in the capital of any of Global Data Solutions Limited, SBGD, EDC Group, GDS Enterprises, Ofira Capital, Excel Prayer, Solution Leisure or Topperfect Investment Limited, to any of the Prohibited Transferees or its consolidated subsidiary, unless with the prior consent of holders collectively holding at least seventy-five percent (75%) of all the Ordinary Shares and Preferred Shares then outstanding (voting together on an as-converted basis).

(c)                                  Key Founders’ or Other Shareholders’ Transfer.

Subject to Articles 11(a) and 11(b), before a Key Founder or an Other Shareholder may Transfer any Equity Securities, the Preferred Shareholders shall have a Right of First Refusal (as defined below) to purchase the Equity Securities which such selling Key Founder or selling Other Shareholder (as the case may be) desires to Transfer on the terms and conditions set forth herein.  In connection with any proposed Transfer by any Key Founder or any Other Shareholder (as the case may be) of any Equity Securities, each Preferred Shareholder shall have a Right of Co-Sale (as defined below) if such Preferred Shareholder has not exercised its Right of First Refusal with respect to the Offered Shares (as defined below) pursuant to Article 12 below, to sell certain Equity Securities to an Approved Third Party Purchaser (as defined below) on the terms and conditions set forth herein.

(d)                                 Existing Preferred Shareholders’ Transfer.

Subject to Articles 11(a) and 11(b), before an Existing Preferred Shareholder may Transfer any Equity Securities, the Series C Shareholder shall have a Right of First Offer (as defined below) to purchase all (but not less than all) the Equity Securities which such Existing Preferred Shareholder desires to Transfer, on the terms and conditions set forth herein.  Before an Existing Preferred Shareholder may Transfer all (but not less than all) the Equity Securities, the Series C

Shareholder shall have a Right of Co-Sale if it has not exercised its Right of First Offer with respect to the Transferred Shares (as defined below) pursuant to Article 13 below, to sell certain Equity Securities to an Approved Third Party Purchaser, on the terms and conditions set forth herein.

(e)                                  Series C Shareholder’s Transfer.

Subject to Article 11(b), before the Series C Shareholder may Transfer any Equity Securities, the Existing Preferred Shareholders shall have a Right of First Offer to purchase all (but not less than all) the Equity Securities which the Series C Shareholder desires to Transfer, on the terms and conditions set forth herein, and to the extent the Right of First Offer to purchase all (but not less than all) the Equity Securities is not accepted by the Existing Preferred Shareholders, the Key Founders shall have the Right of First Offer to purchase the Equity Securities which the Series C Shareholder desires to Transfer, on terms and conditions set forth herein.  Before the Series C Shareholder may Transfer any Equity Securities, any of the Existing Preferred Shareholders and any of the Key Founders, who has not exercised its Right of First Offer with respect to the Transferred Shares pursuant to Article 13 below, shall have a Right of Co-Sale as to the Equity Securities which the selling Series C Shareholder desires to Transfer, on the terms and conditions set forth herein.

(f)                                   Effectiveness of Transfer.

Any Transfer of any Equity Securities to any Person (who is not already a Member) shall not be completed until such Person has agreed to be bound by and has complied with the terms and conditions of the ROFR and Co-Sale Agreement to which the seller is subject (it being understood that any such Person shall duly execute and deliver a deed of adherence in the form set out in the ROFR and Co-Sale Agreement, confirming to the Company and the other shareholders of the Company that it shall be bound by the ROFR and Co-Sale Agreement as was the seller).

12.                              Right of First Refusal

(a)                                 Notice of Proposed Transfer by a Key Founder or an Other Shareholder.

If any Key Founder or any Other Shareholder (as the case may be) proposes to Transfer any of its Equity Securities to any Person (a “Proposed Transferee”) save for a transfer pursuant to Article 14 below, such Key Founder or Other Shareholder (as the case may be) shall deliver to the Company and each of the

Preferred Shareholders a written notice (the “RFR Notice”) stating: (i) the Key Founder’s or the Other Shareholder’s (as the case may be) bona fide intention to Transfer such Equity Securities (the “Offered Shares”); (ii) the name, address and phone number of the Proposed Transferee; (iii) the maximum aggregate number of Offered Shares to be Transferred; (iv) the bona fide cash price or other consideration for which the Key Founder or the Other Shareholder (as the case may be) proposes to Transfer the Offered Shares (the “Offered Price”); (v) each Preferred Shareholder’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares; (vi) each Preferred Shareholder’s pro rata share of the Offered Shares (as determined in accordance with Article 12(b)(i)); and (vii) a deadline, consistent with the terms of the ROFR & Co-Sale Agreement, within which the Preferred Shareholders may exercise such rights.  Such RFR Notice shall constitute an offer by the selling Key Founder or the selling Other Shareholder (as the case may be) to each of the Preferred Shareholders to sell to it the total number of the Offered Shares. The selling Key Founder or the selling Other Shareholder (as the case may be) shall use its best efforts to ensure that the Proposed Transferee (if not an existing shareholder of the Company) is a Person of good reputation acceptable to the Preferred Shareholders.

(b)                                 Exercise of the Right of First Refusal by the Preferred Shareholders in a Key Founder’s or an Other Shareholder’s Transfer.

(i)                                     Subject to the terms of this Article 12, each of the Preferred Shareholders shall have the Right of First Refusal to purchase all or any part of the Offered Shares of the selling Key Founder or the selling Other Shareholder (as the case may be); provided that each Preferred Shareholder so electing gives a written notice of the exercise of such right to the selling Key Founder or the selling Other Shareholder within thirty (30) days after the date on which the RFR Notice is received by such Preferred Shareholder (the “Refusal Period”).  Each Preferred Shareholder who has given written notice of its election to exercise of such right within the Refusal Period shall have the right to purchase its pro rata share of the Offered Shares.  For the purpose of this Article 12(b)(i), each Preferred Shareholder’s pro rata share of the Offered Shares shall be the aggregate number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Preferred Shareholder on the date of the RFR Notice and the denominator of which shall be the number of

Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) held by all Preferred Shareholders on the date of the RFR Notice.

(ii)                                  In the event that any Preferred Shareholder has not elected to purchase its full pro rata share of the Offered Shares available to it pursuant to its rights under Article 12(b)(i) above within the Refusal Period, then the selling Key Founder or the selling Other Shareholder (as the case may be) shall promptly (and in any case no later than three (3) days after the Refusal Period) give a written notice (the “Overallotment Notice”) to the Company and each Preferred Shareholder that has elected to purchase its full pro rata share of the Offered Shares (the “Fully Participating Preferred Shareholders”), which notice shall set forth the number of Offered Shares that have not been elected for purchase by the other Preferred Shareholders (such shares, the “Overallotment Shares”), and shall offer the Fully Participating Preferred Shareholders the right to purchase its pro rata share of the Overallotment Shares as set forth in the Overallotment Notice. Each Fully Participating Preferred Shareholder shall have ten (10) days after receipt of the Overallotment Notice (the “Overallotment Refusal Period”) to deliver a written notice to the selling Key Founder or the selling Other Shareholder (as the case may be) of its election to purchase up to its pro rata share of the Overallotment Shares on the same terms and conditions as set forth in the RFR Notice. For the purpose of this Article 12(b)(ii), each Fully Participating Preferred Shareholder’s pro rata share of the Overallotment Shares shall be the aggregate number of the Overallotment Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Fully Participating Preferred Shareholder on the date of the RFR Notice and the denominator of which shall be the total number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by all Fully Participating Preferred Shareholders on the date of the RFR Notice.

(c)                                  Exercise by the Company.

Within five (5) days after the expiration of the Overallotment Refusal Period, the selling Key Founder or the selling Other Shareholder (as the case may be) proposing to Transfer the Offered Shares will give written notices to the Company and each Preferred Shareholder (the “Confirmation Notice”) specifying the number of Offered Shares that have been elected for purchase by the Preferred Shareholders exercising their Rights of First Refusal pursuant to Article 12(b) above and the number of Offered Shares, if any, that remains available for Transfer (the “Remaining Shares”).  The Company shall have the right to purchase, and subsequently cancel in accordance with the laws of the Cayman Islands all or any part of the Remaining Shares if the Company gives written notice of the exercise of such right to the selling Key Founder or the selling Other Shareholder (as the case may be) proposing to Transfer the Offered Shares within ten (10) days of delivery of the Confirmation Notice to the Company and each of the Preferred Shareholders.

(d)                                 Purchase Price.

The purchase price for the Offered Shares to be purchased by the Company or by a Preferred Shareholder exercising its Right of First Refusal under the ROFR & Co-

Sale Agreement and these Articles will be the Offered Price and will be payable as set forth in Article 12(e) hereof.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company (including affirmative votes of all Preferred Share Directors) in good faith, and such determination will be binding upon the Company, each Preferred Shareholder (if applicable), and the selling Key Founder, absent fraud or error.

(e)                                  Payment.

Payment of the Offered Price for the Offered Shares elected for purchase by the Company or by a Preferred Shareholder exercising its Right of First Refusal pursuant to this Article 12 shall be made within ninety (90) days after the date of the Confirmation Notice (“Transfer Period”).  Payment of the Offered Price shall be made, at the option of the exercising Preferred Shareholder, as applicable, (i) in cash (or by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the selling Key Founder to such Preferred Shareholder or to the Company, as the case may be, or (iii) by any combination of the foregoing.  Following the payment by the Company for the Offered Shares purchased by the Company, such Offered Shares shall be cancelled.

(f)                                   Key Founders’ and the Other Shareholders’ Right to Transfer.

If the Company and each Preferred Shareholder have not elected to purchase all or any portion of the Offered Shares pursuant to this Article 12, then the selling Key

Founder or the selling Other Shareholder (as the case may be) may Transfer such portion of the Offered Shares that the Company and the Preferred Shareholders have not elected to purchase (the “Co-Sale Eligible Shares”) to the Proposed Transferee named in the RFR Notice, at the Offered Price; provided that any such Transfer by the selling Key Founder or the selling Other Shareholder (as the case may be) of the Co-Sale Eligible Shares shall still be subject to the Preferred Shareholders’ Right of Co-Sale provided in Article 14 below of and provided further that the Proposed Transferee shall have executed a counterpart to the ROFR & Co-Sale Agreement or a deed of adherence in the form set out in the ROFR & Co-Sale Agreement, confirming that it shall be bound by the ROFR & Co-Sale Agreement.

(g)                                  Completion in the event that the Right of First Refusal is exercised.

Any Transfer of the Offered Shares pursuant to this Article 12 shall be completed (the “RFR Completion”) on the date set for the RFR Completion (the “RFR Completion Date”), subject to fulfillment of each condition set out in Article 12(g)(i) or waiver in whole or in part by each of the Preferred Shareholders exercising their Rights of First Refusal pursuant to this Article 12 or the Company (as the case may be), when the matters set out in Articles 12(g)(i)(1) and 12(g)(i)(2) shall take place, provided that none of the selling Key Founder or the selling Other Shareholder (as the case may be), the Preferred Shareholders exercising their Rights of First Refusal pursuant to Article 12, or the Company, shall be obliged to perform their relevant obligations under Articles 12(g)(i) and 12(b)(ii) if each of the others does not simultaneously perform (or has not already performed) its relevant obligations thereunder.

(i)                                     Exercise by Preferred Shareholder(s).

(1)                       Not less than ten (10) days prior to the RFR Completion Date, the selling Key Founder or the selling Other Shareholder (as the case may be) shall deliver to each Preferred Shareholder exercising its Right of First Refusal the following documents in a form previously approved by, or on behalf of, each such Preferred Shareholder exercising its Right of First Refusal pursuant to this Article 12(b):

a.                  draft instruments of transfer in relation to the Transfer of the relevant number of Offered Shares that have been elected for purchase by each Preferred Shareholder exercising its Right of

First Refusal by the registered holders of those Offered Shares in favor of each such Preferred Shareholder;

b.                   copies of the existing share certificates representing the Offered Shares that have been elected for purchase by each Preferred Shareholder exercising its Right of First Refusal pursuant to this Article 12 and draft copies of the new share certificate in the name of the relevant Preferred Shareholder in respect of such number of Offered Shares that such Preferred Shareholder has elected to purchase pursuant to this Article 12; and

c.                   a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(A)                     the Transfers of the Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Article 12 from the selling Key Founder or the selling Other Shareholder (as the case may be) to each of such Preferred Shareholders or their specified nominees;

(B)                     the cancellation of the existing share certificates representing the Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Article 12 and the issue of new share certificates in the name of the relevant Preferred Shareholders (or their nominees) in respect of such number of Offered Shares that have been elected for purchase by each such Preferred Shareholder pursuant to this Article 12 and, if the sale is in respect of only part of such Key Founder’s or the selling Other Shareholder’s (as the case may be) holding of Shares, new share certificates in the name of the selling Key Founder for the balance of the Shares retained by it; and

(C)                     the amendment of the register of members of the Company, to reflect such Transfer.

(2)                       At the RFR Completion, the selling Key Founder or the selling Other Shareholder (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each Preferred Shareholder exercising its Right of First Refusal:

a.                  undated and executed instruments of transfer in relation to the transfer of the relevant Offered Shares by the registered holders of those Shares in favor of such Preferred Shareholder (or any other Person that such Preferred Shareholder nominates for the purpose (in such case, such nominee shall execute a counterpart to the ROFR & Co-Sale Agreement or a deed of adherence in the form set out in the ROFR & Co-Sale Agreement confirming that it shall be bound by the ROFR & Co-Sale Agreement as was the Preferred Shareholder)); and

b.                  a new share certificate representing the relevant number of Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Article 12.

(3)                       At the RFR Completion and against the full compliance by the selling Key Founder or the selling Other Shareholder (as the case may be) of its obligations under Articles 12(g)(i)(1) and 12(g)(i)(2), each Preferred Shareholder exercising its Right of First Refusal shall pay to the selling Key Founder or the selling Other Shareholder (as the case may be), or as it may direct, the consideration for the Offered Shares to be acquired by such Preferred Shareholder.

(ii)                                  Exercise by the Company.

(1)                       Not less than ten (10) days prior to the RFR Completion Date, the selling Key Founder or the selling Other Shareholder (as the case may be) shall deliver to the Company the following documents in a form previously approved by, or on behalf of, the Company:

a.                  draft instruments of transfer in relation to the Transfer of the relevant number of Offered Shares that have been elected for purchase by the Company by the registered holders of those Offered Shares in favor of the Company;

b.                  copies of the existing share certificates representing the Offered Shares that have been elected for purchase by the Company; and

c.                   a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(A)                     the Transfers of the Offered Shares that have been elected for purchase by the Company pursuant to this Article 12 from the selling Key Founder or the selling Other Shareholder (as the case may be) to each of such the Company;

(B)                     the cancellation of the existing share certificates representing the Offered Shares that have been elected for purchase by the Company pursuant to this Article 12; and

(C)                     the amendment of the register of members of the Company, to reflect such Transfer and the cancellation of the Offered Shares that have been elected for purchase by the Company pursuant to this Article 12.

(2)                       At the RFR Completion, the selling Key Founder or the selling Other Shareholder (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of the Company undated and executed instruments of transfer in relation to the transfer of the relevant Offered Shares by the registered holders of those Shares in favor of the Company.

(3)                       At the RFR Completion and against the full compliance by the selling Key Founder or the selling Other Shareholder (as the case may be) of its obligations under Articles 12(g)(i) and 12(g)(ii), the Company shall pay to the selling Key Founder, or as it may direct, the consideration for the Offered Shares to be acquired the Company.  Following such payment, such Offered Shares shall be cancelled.

(h)                                 Selling Key Founder and Selling Other Shareholder’s Representations and Warranties.

The Preferred Shareholders exercising their Right of First Refusal shall receive from the selling Key Founder or the selling Other Shareholder (as the case may be) the following representations and warranties as at the date of the RFR Notice and the date of the RFR Completion:

a.                            Selling Key Founder’s or the Selling Other Shareholder’s right to sell the Offered Shares.

The selling Key Founder or the selling Other Shareholder (as the case may be) is the sole legal and beneficial owner of the Offered Shares it desires to Transfer and has the right to Transfer the full legal and beneficial interest in those Offered Shares to the Preferred Shareholder without any consent of any third Person.

b.                            No encumbrance over the Offered Shares.

The Offered Shares are not subject to any encumbrance and there are no arrangements or obligations that could result in the creation of an encumbrance affecting any of the Offered Shares.

c.                             No other rights over share capital of the Company.

Save for the provisions of the ROFR & Co-Sale Agreement and subject to these Articles, in regards to rights over share capital of the Company:

(1)                       no Person has or claims to have (A) the right (actual or contingent) to require the allotment, issue, transfer, conversion or redemption of any Share or loan capital of the Company or of any other securities giving rise to a right over the share capital of the Company; or (B) any other right relating to any of the Shares in the capital of the Company, or relating to any of the rights attaching to those Shares, and

(2)                       there is no arrangement or obligation to create any right of the kind mentioned in Article 12(h)(c)(1).

d.                            Organization, good standing and qualification.

The selling Key Founder (except William Wei Huang (黄伟)) or the selling Other Shareholder (as the case may be) is a company duly incorporated, validly existing and in good standing under the respective laws of jurisdictions in which it is incorporated, and is qualified and is duly authorized to conduct business in the jurisdictions where it is operating its business.

e.                             Due authorization.

The selling Key Founder or the selling Other Shareholder (as the case may be) and its directors (if applicable) have all the necessary powers and authorities under its memorandum and articles of association or otherwise to execute, complete and perform the Transfer.

13.                              Right of First Offer

(a)                                 Existing Preferred Shareholders’ Transfer.

a.                            General.

As stated in Article 11(d), in the event that any Existing Preferred Shareholder proposes to Transfer all or any of the Equity Securities then held by it save for a transfer pursuant to Article 14, such Existing Preferred Shareholder shall comply with the provisions of this Article 13(a) to provide a Right of First Offer to the Series C Shareholder, and the exercise of such right shall also comply with provisions in Article 13(c).

b.                            Exercise of the Right of First Offer by the Series C Shareholder.

(1)                       If any selling Existing Preferred (the “Transferring Shareholder”) proposes to Transfer all or any portion of its Equity Securities in the Company, it shall first give a written notice thereof (the “RFO Notice”) to the Series C Shareholder stating: (A) the Transferring Shareholder’s bona fide intention to Transfer such Equity Securities (the “Transfer Shares”); (ii) the maximum aggregate number of Transfer Shares to be Transferred; (iii) the bona fide cash price for which the selling Existing Preferred Shareholder intends to Transfer the Transfer Shares (the “Transfer Price”); and (iv) Series C Shareholder’s right to exercise either its Right of First Offer or its Right of Co-Sale (but not both rights). Such RFO Notice shall constitute an offer by such Transferring Shareholder to sell the Transfer Shares to the Series C Shareholder on the terms of the RFO Notice;

(2)                       As stated in Article 11(d) and subject to the terms of this Article 13, the Series C Shareholder shall have the Right of First Offer to acquire all (but not less than all) the Transfer Shares offered by the selling Existing Preferred Shareholder in the RFO Notice. Within thirty (30) days from the date of receipt of the RFO Notice by the Series C Shareholder (the “Existing Preferred Transfer Offering Period”), the Series C Shareholder has the right to exercise the Right of First Offer to acquire all (but not less than all) the Transfer Shares by delivering a written notice (the “Offer

Notice”) to the Transferring Shareholder stating that it is willing to acquire such Transfer Shares on the terms and conditions as set forth in the RFO Notice.

(3)                       If the Series C Shareholder either rejects or fails to fully accept the Right of First Offer to acquire all (but not less than all)  the Transfer Shares as set out in Article 13(a)(b.)(2) above within thirty (30) days from the date of receipt of the RFO Notice by the Series C Shareholder, then the Transferring Shareholder shall be free to enter into a binding agreement to Transfer all (but not less than all) the Transfer Shares to a purchaser and to consummate such Transfer within ninety (90) days commencing from the date of rejection of the Right of First Offer to acquire all or part of the Transfer Shares as set out in Article 13(a)(b.)(2) above by the Series C Shareholder or the last day of the Existing Preferred Transfer Offering Period, whichever is earlier, on no less favorable terms than those offered by the Transferring Shareholder to the Series C Shareholder in the RFO Notice, provided that any such Transfer shall still be subject to the relevant Right Holder’s Right of Co-Sale provided in Article 14 hereof and the provisions in Article 11(b) hereof. If the Transferring Shareholder does not enter into such an agreement and consummate the Transfer to a purchaser within such 90-day period, any subsequent proposed Transfer by it of any Equity Securities (including some or all of the Transfer Shares) shall again be subject to the provisions of this Article 13(a).

(b)                                 Series C Shareholder’s Transfer

a.              General.

As stated in Article 11(e), in the event the Series C Shareholder proposes to Transfer all or any of the Equity Securities then held by it save for a Transfer pursuant to Article 14, the selling Series C Shareholder shall be subject to the Existing Preferred Shareholders’ Right of First Offer and the Key Shareholders’ Right of First Offer in accordance with the provisions of this Article 13(b), and the exercise of such right shall also comply with provisions in Article 13(c).

b.              Exercise of the Right of First Offer by the Existing Preferred Shareholders and the Key Shareholders.

(1)                       If the selling Series C Shareholder proposes to Transfer all or any portion of its Equity Securities in the Company, it shall first give a written notice thereof (the “RFO Notice”) to each of the Company, the Existing Preferred Shareholders and the Key Shareholders stating: (A) the selling Series C Shareholder’s bona fide intention to Transfer such Equity Securities (the “Transfer Shares”); (B) the maximum aggregate number of Transfer Shares to be Transferred; (C) the bona fide cash price for which the selling Series C Shareholder intends to Transfer the Transfer Shares (the “Transfer Price”); and (D) each Existing Preferred Shareholder’s and Key Shareholder’s right to exercise either its Right of First Offer or its Right of Co-Sale (but not both rights). Such RFO Notice shall constitute an offer by the Series C Shareholder to sell the Transfer Shares to the Existing Preferred Shareholders and the Key Shareholders on the terms of the RFO Notice.

(2)                       As stated in Article 11(d) and subject to the terms of this Article 13, the Existing Preferred Shareholders shall have the Right of First Offer to purchase all (but not less than all) the Transfer Shares of the Series C Shareholder.  Within fifteen (15) days from the date of receipt by the Company of the RFO Notice (the “Existing Preferred RFO Offering Period”), the Existing Preferred Shareholders may exercise the Right of First Offer (as a group) to acquire all (but not less than all) the Transfer Shares by duly delivering one (and only one) written notice (“Existing Preferred RFO Notice”) to the selling Series C Shareholder stating the identity of the Existing Preferred Shareholder(s) who have accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Article 13(b)(b.) and the specific number of Transfer Shares to be acquired by each of such accepting Existing Preferred Shareholder(s) on the terms and conditions as set forth herein. Each of the Existing Preferred Shareholders hereby irrevocably acknowledges and agrees that, if the selling Series C Shareholder receives more than one Existing Preferred RFO Notice during the Existing Preferred RFO Offering Period, then all of the Existing Preferred RFO Notices received by the selling Series C Shareholder shall be deemed as void and invalid, and the Existing Preferred Shareholders shall be deemed to have rejected their Right of First Offer with respect to the Transfer Shares.

(3)                       Upon the expiry of the above Existing Preferred RFO Offering Period, if the selling Series C Shareholder has not received any Existing Preferred RFO Notice or has received more than one Existing Preferred RFO Notice, or has received one or more notice(s) from all of the Existing Preferred Shareholders which state(s) that the Existing Preferred Shareholders have not accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares or the Existing Preferred Shareholders have rejected or failed to accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares, each of the Existing Preferred Shareholders shall be deemed to have waived its Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Article 13(b)(b.) and the Company shall immediately notify each of the Key Shareholders of their right to exercise their Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Article 13(b)(b.). Each of the Key Shareholders hereby appoints the Company as its authorised representative for the purpose of the exercise of its Right of First Offer pursuant to this Article 13(b)(b.) and agrees to be bound by the actions or omissions of the Company pursuant to this Article 13(b)(b.). Within a further fifteen (15) days from the end of the Existing Preferred RFO Offering Period (the “Key Shareholders RFO Offering Period”), each Key Shareholder may exercise the Right of First Offer to acquire all (but not less than all) such Transfer Shares and the Company (acting as the authorised representative of the Key Shareholders) shall (on behalf of each of the Key Shareholders) deliver a written notice (“Key Shareholders RFO Notice”) to the selling Series C Shareholder stating that either (i) all the Key Shareholders have rejected or failed to accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Article 13(b)(b.); or (ii) the identity of the Key Shareholder(s) who have accepted the Right of First Offer to acquire all (but not less than all) of the Transfer Shares pursuant to this Article 13(b)(b.) and to the extent that more than one Key Shareholder has accepted the Right of First Offer to acquire all (but not less than all) of the Transfer Shares pursuant to this Article 13(b)(b.), the number of Transfer Shares to be acquired by each of such accepting Key Shareholders on the terms and conditions as set forth herein.

(4)                       If the Existing Preferred Shareholders or the Key Shareholders (as the case maybe) have either rejected or failed to fully accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Article 13(b)(b.) as set out above, then the selling Series C Shareholder shall be free to enter into a binding agreement to Transfer all of the Transfer Shares to a purchaser within ninety (90) days commencing from the date of the rejection of the Right of First Offer to acquire all (but not less than all) of the Transfer Shares pursuant to this Article 13(b)(b.) by the Existing Preferred Shareholders or the Key Shareholders or the last day of the Key Shareholders RFO Offering Period, whichever is earlier, on no less favorable terms than those offered by the selling Series C Shareholder to the Existing Preferred Shareholders and the Key Shareholders (as the case maybe) in the RFO Notice, provided that any such Transfer shall still be subject to the relevant Right Holder’s Right of Co-Sale provided in Article 14 hereof and to the provisions of Article 11(b) hereof.  If the selling Series C Shareholder does not enter into such an agreement or consummate the Transfer to a purchaser within such 90-day period, any subsequent proposed Transfer by it of some or all of the Transfer Shares shall again be subject to the provisions of this Article 13(b)(b.).

c.               Transfer as a Whole.

(1)                       The Existing Preferred Shareholders agree that they shall only exercise their Right of First Offer pursuant to Article 13(b)(b.) by purchasing the Transfer Shares in whole but not in part, and if more than one Existing Preferred Shareholder exercises their Right of First Offer, then such Existing Preferred Shareholders shall have first agreed amongst themselves whether to acquire the Transfer Shares on a pro rata basis among all the Existing Preferred Shareholders who have exercised their respective Right of First Offer or on some other basis.  Notwithstanding any provisions of these Articles, the parties hereto agree that, the Existing Preferred RFO Notice that is delivered by the Existing Preferred Shareholders or any failure by the Existing Preferred Shareholders to deliver the Existing Preferred RFO Notice in accordance with Article 13(b)(b.)(2) shall be deemed to be final and binding upon each Existing Preferred Shareholder.

(2)                       The Key Shareholders agree, to the extent that the Existing Preferred Shareholders do not fully exercise their Right of First Offer pursuant to Article 13(b)(b.) by purchasing the Transfer Shares in whole but not in part, the Key Shareholders shall only exercise their Right of First Offer pursuant to Article 13(b)(b.) by purchasing Transfer Shares in whole but not in part, and if more than one Key Shareholder exercise their Right of First Offer pursuant to Article 13(b)(b.), then such Key Shareholders shall have first agreed amongst themselves whether to acquire the Transfer Shares on a pro rata basis among all the Key Shareholders who exercised their respective Right of First Offer or on some other basis. Notwithstanding any provisions of these Articles, the parties hereto agree that, the Key Shareholders RFO Notice that is delivered by the Company or any failure by the Company to deliver the Existing Preferred RFO Notice in accordance with Article 13(b)(b.)(3)  shall be deemed to be final and binding upon each Key Shareholder.

(3)                       For the avoidance of doubt, the parties agree that the selling Series C Shareholder (i) shall be entitled to treat any Existing Preferred RFO Notice and any Key Shareholder RFO Notice that is received by the selling Series C Shareholder as final and binding on all the Existing Preferred Shareholders and all the Key Shareholders (as the case maybe); and (ii) shall not be required to confirm or verify any of the contents in any of such Existing Preferred RFO Notice or any Key Shareholder RFO Notice, or that such contents reflect the agreement of all or any of the Existing Preferred Shareholders and/or the Key Shareholders (as the case maybe).

(c)                                      General Procedures of the Exercise of the Right of First Offer in Both Existing Preferred Shareholders’ Transfer and Series C Shareholder’s Transfer.

a.                          Purchase Price.

The purchase price for the Transfer Shares to be purchased by the Series C Shareholder, an Existing Preferred Shareholder or by a Key Shareholder exercising its respective Right of First Offer under these Articles will be the Transfer Price and will be payable as set forth in Article 13(c)(b.) hereof.

b.                          Payment.

Payment of the purchase price for the Transfer Shares purchased by a Series C Shareholder, an Existing Preferred Shareholder or by a Key Shareholder who has elected to purchase the Transfer Shares pursuant to this Article 13 shall be made within fifteen (15) days after the expiry of the relevant Offering Period.  Payment of the Transfer Price shall be made in cash.

c.                           Completion in the event that Right of First Offer is exercised.

Any Transfer of the Transfer Shares pursuant to Article 13 shall be completed (the “RFO Completion”) on the date set for the RFO Completion (the “RFO Completion Date”), subject to fulfillment of each condition set out in Article 13(c)(c.)(1) or waiver in whole or in part by the relevant Rights Holder exercising its Right of First Refusal pursuant to this Article 13, when the matters set out in Article 13(c)(c.)(2) and Article 13(c)(c.)(3) shall take place, provided that none of the selling Series C Shareholder, the selling Existing Preferred Shareholder and the relevant Right Holder respectively shall be obliged to perform their relevant obligations under Article 13(c)(c.)(2) and Article 13(c)(c.)(3) if each of the others does not simultaneously perform (or has not already performed) its relevant obligations thereunder.

(1)                      Not less than ten (10) days prior to the Completion Date, the selling Series C Shareholder or the selling Existing Preferred Shareholder (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each relevant Right Holder exercising its Right of First Offer:

(A)                    draft instruments of transfer in relation to the Transfer of the relevant number of Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Article 13 by the registered holders of those Transfer Shares in favor of each of such relevant Right Holder(s) (or any other Person such Right Holder nominates for the purpose);

(B)                     copies of the existing share certificates representing the Transfer Shares and draft copies of the new share certificate(s) in the name of the relevant Right Holder(s) in respect of such number of Transfer Shares that such Right Holder has elected to purchase pursuant to this Article 13; and

(C)                    a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(x)                                 the Transfers of the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Article 13 from the selling Series C Shareholder or the selling Existing Preferred Shareholder to their respective Right Holders exercising Rights of First Offer or their specified nominees;

(y)                                 the cancellation of the existing share certificates representing the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Article 13 and the issue of new share certificates in the name of the relevant Right Holders exercising the Right of First Offer (or their nominees); and

(z)                                  the amendment of the register of members of the Company, to reflect such Transfer.

(2)                      At the RFO Completion, the selling Series C Shareholder or the selling Existing Preferred Shareholder (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each relevant Right Holder exercising its Right of First Offer:

(A)                    undated and executed instruments of transfer in relation to the transfer of the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Article 13 by the registered holders of those Shares in favor of the relevant Right Holder exercising the Right of First Offer (or any other Person that such Right Holder nominates for the purpose (in such case, such nominee shall execute a counterpart to the ROFO & Co-Sale Agreement confirming that it shall be bound by the ROFO & Co-Sale Agreement)); and

(B)                    the new share certificates representing the relevant number of Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Article 13.

(3)                      At the RFO Completion and against the full compliance by the selling Series C Shareholder or the selling Existing Preferred Shareholder (as the case may be), each relevant Right Holder exercising the Right of First Offer pursuant to this Article 13 shall pay to the selling Series C Shareholder or the selling Existing Preferred Shareholder (as the case may be), or as it may direct, the consideration for the Transfer Shares to be acquired by such relevant Right Holder.

(4)                       Representations and Warranties.

The selling Series C Shareholder or any of the selling Existing Preferred Shareholder (as the case may be) shall not make (or be required to make) any representation or warranty to their respective relevant Right Holder in connection with the exercise of the Right of First Offer, other than those on good title to the Transfer Shares, absence of liens with respect to the Transfer Shares and customary representations and warranties concerning the Transferring Shareholder’s power and authority to undertake the proposed Transfer.

d.              The provisions of this Article 13 shall not apply to the extent that the Transferred Shares are being Transferred as a result of the exercise of the rights of any party under Article 14.

14.                              Right of Co-Sale

(a)                                 Key Founder’s and Other Shareholder’s Transfer.

(i)                                     Initial Exercise by the Preferred Shareholders.

To the extent that any Preferred Shareholder has not exercised its Right of First Refusal with respect to the Offered Shares pursuant to Article 12 hereof, then each Preferred Shareholder who has not exercised its right in Article 12(b)(a “Co-Sale Shareholder”) shall have the right to participate in such sale of the Co-Sale Eligible Shares pursuant to Article 12(f) on the same terms and conditions as specified in the RFR Notice subject to the terms of this Article 14 by notifying the selling Key Founder or selling Other Shareholder (as the case may be) in writing within seventeen (17) days after delivery of the Confirmation Notice to such Co-Sale Shareholder (the “Co-Sale Period”).  Each Co-Sale Shareholder who delivers a notice pursuant to the preceding sentence (a “Participating Co-Sale Shareholder”) may sell, pursuant to the Participating Co-Sale Shareholder’s Right of Co-Sale, up to that number of shares held by such Participating Co-Sale Shareholder which equals, the product of the Co-Sale Eligible Shares multiplied by such Participating Co-Sale Shareholder’s Pro-Rata Share.  The Participating Co-Sale Shareholder shall indicate the number of shares (on an as converted basis) it then holds that it wishes to sell pursuant to this Article 14(a) (the “Participating Co-Sale Shareholder Shares”).  The sale of the Participating Co-Sale Shareholder Shares shall occur simultaneously with the sale of the Co-Sale Eligible Shares and within ninety (90) days after the end of the Co-Sale Period. The selling Key Founder or selling Other Shareholder (as the case may be) shall ensure that the Participating Co-Sale Shareholder Shares are included in the relevant Transfer to the Approved Third Party Purchaser. If the Approved Third Party Purchaser fails to purchase all the Participating Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed. This Right of Co-Sale shall not apply with respect to the Offered Shares sold or to be sold to the Company or Preferred Shareholders under their Right of First Refusal.

(ii)                                  Consummation of Co-Sale.

A Participating Co-Sale Shareholder which has exercised the Right of Co-Sale shall deliver to the selling Key Founder or selling Other Shareholder (as the case may be) at or before the RFR Completion, one or more instruments of transfer together with the applicable share certificates, representing a number of shares not to exceed the number of shares to which the Participating Co-Sale Shareholder is entitled in Article 14(a), representing such shares to be Transferred by the selling Key Founder or selling Other Shareholder (as the case may be) on behalf of the Participating Co-Sale Shareholder.  If the Participating Co-Sale Shareholder does not hold a certificate in that series, class or type of shares representing the number of securities owned and to be sold by such Participating Co-Sale Shareholder pursuant to this Article 14, then the Company shall, in accordance with the conversion provision and other relevant provisions of the Company’s Memorandum of Association and Articles of Association then in effect, promptly issue a certificate representing the proper series, class, type and number of shares to be sold pursuant to this Right of Co-Sale.  At the RFR Completion, such certificates and instruments of transfer will be delivered to the Approved Third Party Purchaser as set forth in the RFR Notice in consummation of the Transfer of the shares pursuant to the terms and conditions specified in the RFR Notice, and the selling Key Founder or selling Other Shareholder (as the case may be) will remit, or will cause to be remitted, to each Participating Co-Sale Shareholder that portion of the proceeds of the Transfer to which each Participating Co-Sale Shareholder is entitled by reason of each Participating Co-Sale Shareholder’s participation in such Transfer pursuant to the Right of Co-Sale. Following the RFR Completion, the Company shall deliver a certificate for the remaining balance of the securities held by the Participating Co-Sale Shareholder, if any, to such Participating Co-Sale Shareholder.

(iii)                               Participating Co-Sale Shareholders who exercise the Right of Co-Sale shall not be required to give representations and warranties other than those on good title of the shares to be Transferred by the selling Key Founder or selling Other Shareholder (as the case may be) on behalf of the Participating Co-Sale Shareholder.

(b)                                 Existing Preferred Shareholders’ Transfer.

In the event that any of the Existing Preferred Shareholder (other than SBCVC) proposes to Transfer any of the Equity Securities held by it, to the extent that the

Series C Shareholder has not exercised its Right of First Offer with respect to the Transfer Shares pursuant to Article 13 above, then the Series C Shareholder shall be entitled to exercise the Right of Co-Sale, provided that the exercise of such right shall comply with, mutatis mutandis, the procedures as set out in Article 14(a)(for the avoidance of doubt, references to “RFR Completion” shall be deemed to be “RFO Completion”). The relevant Existing Preferred Shareholder shall ensure that the Participating Co-Sale Shares are included in the relevant Transfer to the Approved Third Party Purchaser. If the Approved Third Party Purchaser fails to purchase all the Participating Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed. Notwithstanding anything to the contrary in these Articles, the disposition of any Existing Preferred Shares by SBCVC shall not be subject to the Right of Co-Sale as set forth in these Articles.

(c)                                  Series C Shareholder’s Transfer.

In the event that the Series C Shareholder proposes to Transfer any of the Equity Securities then held by it, to the extent that the Existing Preferred Shareholders or the Key Founders have not exercised their Rights of First Offer with respect to the Transfer Shares pursuant to Article 13 hereof, each Existing Preferred Shareholder (other than SBCVC) and each Key Founder shall be entitled to exercise the Right of Co-Sale owned by them, provided that the exercise of such right shall comply with, mutatis mutandis, the procedures as set out in Article 14(a)(for the avoidance of doubt, references to “RFR Completion” shall be deemed to be “RFO Completion”).  There is no priority in exercising the Right of Co-Sale between the Key Founders and the Existing Preferred Shareholders (other than SBCVC), and the Series C Shareholder shall ensure that the relevant Participating Co-Sale Shares held by the Key Founders and the Existing Preferred Shareholders (other than SBCVC) are included in the relevant Transfer to the Approved Third Party Purchaser.  If the Approved Third Party Purchaser fails to purchase all the Participating Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed.

15.                              Upstream Transfer

(a)                                 William Wei Huang (黄伟) agrees and shall ensure that any proposed Transfer of an indirect beneficial interest in the capital of the Company shall be deemed to be a Transfer of Shares in the Company and shall be subject to the Series C Shareholder’s Right of First Refusal under Article 12 hereto. William Wei Huang (黄伟) may only Transfer his interests in the capital of EDC Group and GDS

Enterprises, to an Approved Third Party Purchaser provided that (i) EDC Group or GDS Enterprises has first offered to the Series C Shareholder such number of Shares in the capital of the Company calculated by multiplying (x) the percentage of shares of EDC Group or GDS Enterprises that is proposed to be sold by William Wei Huang (黄伟) to a purchaser; by (y) the total number of Shares held by EDC Group or GDS Enterprises in the Company at the time of such offer, on no less favourable terms than those offered by such purchaser to William Wei Huang (黄伟) and (ii) the Series C Shareholder has either rejected or failed to accept such offer.

(b)                                 William Wei Huang (黄伟) agrees and shall ensure that any proposed Transfer of an indirect beneficial interest in the capital of the Company shall be deemed to be a Transfer of Shares in the Company and shall be subject to the Series C Shareholder’s Right of First Refusal under Article 12 hereto. William Wei Huang (黄伟) may only transfer his interests in the capital of Excel Prayer and/or Solution Leisure, to a purchaser provided that (i) Global Data Solutions Limited has first offered to the Series C Shareholder such number of shares in the capital of the Company calculated by multiplying (x) the percentage of shares of Excel Prayer and/or Solution Leisure (as the case may be) that is proposed to be sold by William Wei Huang (黄伟) to the Approved Third Party Purchaser; by (y) the percentage of shares of Global Data Solutions Limited that is held by Excel Prayer and/or Solution Leisure (as the case may be) at the time of such offer; by (z) the total number of Shares held by Global Data Solutions Limited in the Company at the time of such offer, on no less favourable terms than those offered by such Approved Third Party Purchaser to William Wei Huang (黄伟) and (ii) the Series C Shareholder has either rejected or failed to accept such offer.

(c)                                  The Upstream transfer restrictions set forth in Article 15(a) to (b) above, shall be carried out mutatis mutandis, in accordance with the procedures as set out in Articles 12 and 14.

16.                              Prohibited Transfer

(a)                                 Any Transfer in violation of Articles 11 to 14 or this Article 16(a) (a “Prohibited Transfer”) shall be null and void and shall not confer on any transferee any rights whatsoever.

(b)                                 No Transfer of Shares referred to in Article 16(a) shall in any event be registered or become effective unless the Approved Third Party Purchaser shall first have executed a counterpart to the ROFR & Co-Sale Agreement confirming that it shall be bound by the ROFR & Co-Sale Agreement as was the selling Member.

17.                              Drag-along Right

(a)                                Subject to the provisions of these Articles and prior to the closing of a Qualified IPO, if (i) any Preferred Shareholders (the “Selling Member”) receives a bona fide offer from and agrees to the terms for the sale of all of its shares with a third party buyer which is not an Affiliate  of the Selling Member (the “Buyer”) (the “Drag-Along Sale”), and (ii) holders representing not less than eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class) and holders representing not less than seventy-five percent (75%) of the then outstanding Series C Shares and the holders of at least fifty percent (50%) of the then outstanding Ordinary Shares, vote in favor of, or consent in writing to, or otherwise agree in writing to sell or transfer all of their Shares in the Drag-Along Sale, then the Selling Member may require all other Members to participate in the proposed Drag-Along Sale in accordance with and subject to the conditions set forth in this Article 17.  However, the Series C Shareholder shall be exempted from being required to participate in the proposed Drag-Along Sale and for the avoidance of doubt, the Series C Shareholder shall not be a Dragged Member.  Notwithstanding the foregoing, if such Series C Shareholder votes for the Drag-Along Sale, the Series C Shareholder voting for the Drag-Along sale shall be deemed to have forfeited rights not to be a Dragged Member for this particular Drag-along Sale.

(b)                                The Selling Member may, following execution of a binding agreement with the Buyer (whether conditional or unconditional) for the Drag-Along Sale (directly or indirectly) of the Shares (the “Sale Agreement”), by serving a notice in writing (a “Drag Notice”) on each of the other Members who are subject to or have agreed to participate in the Drag-Along Sale and who is not a party to the Sale Agreement (each a “Dragged Member”), require each Dragged Member to transfer all of its Shares  (the “Dragged Shares”) to the Buyer at the price set out in Article (c)below on the date indicated in the Drag Notice as being the date of completion of the Sale Agreement (the “Drag Completion Date”), being not less than thirty (30) days after the date of the Drag Notice, and on the terms and subject to the conditions set out in this Article 17.  If the Drag-Along Sale contemplated in the Sale Agreement does not complete, the Drag Notice shall lapse.

(c)                                 The price for each Dragged Share shall:

(i)                                     be equal to the higher of (A) two point five (2.5) times of the highest Original Purchase Price and (B) the highest consideration offered for each Share in the Company in the Sale Agreement;

(ii)                                  be in the same form as that offered for each Share in the Company in the Sale Agreement; and

(iii)                               be paid at the same time as the consideration is payable under the Sale Agreement (or, if later, on the Drag Completion Date) and shall be subject to the same payment terms.

(d)                                For the avoidance of doubt, the Preferred Shareholders’ rights under this Article 17 to transfer the Dragged Shares shall apply regardless of whether the Dragged Shares are of the same class or type of Shares of the Company which the Selling Member proposes to sell.

(e)                                 Any sale made by a Dragged Member shall be made on substantially the same terms and conditions as described in the Sale Agreement.  However, the Dragged Members shall not be required to make any representation or warranty to the Buyer, other than as to good title to any Dragged Shares, absence of liens with respect to such Dragged Shares, the Dragged Member’s power and authority to undertake the proposed sale, and the validity and enforceability of the Dragged Member’s obligations in connection with it.

(f)                                  Each Dragged Member’s indemnification obligations, if any, in connection with the Drag-Along Sale shall only apply with respect to a breach of their own respective representations and warranties and shall be limited (A) to a period of twelve (12) months after consummation of the Drag-Along Sale and (B) to the net sale proceeds received by such Dragged Member in the Drag-Along Sale. The Selling Member shall use its best efforts to ensure that the Buyer in the Drag-Along Sale is a Person of good reputation acceptable to the Preferred Shareholders.

Any duly appointed attorney of any Dragged Member, including any director of the Company, may act on such Dragged Member’s behalf to fulfill its obligations hereunder on any Drag-Along Sale where any such Dragged Member refused to act.

VARIATION OF RIGHTS OF SHARES

18.                              Subject to Article 81, if at any time the Share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of, or with the sanction of a resolution passed at a general meeting by, the holders of a majority of the then outstanding Shares of that class, voting as a separate class.  The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one Person holding or representing by proxy at least a majority of the issued Shares of that class.  The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

CONVERSION OF PREFERRED SHARES

19.                              Each Preferred Shareholder shall be entitled to convert any or all of its Preferred Shares, at any time, without the payment of any additional consideration, into such number of fully paid Ordinary Shares as is determined by dividing the Original Purchase Price, as the case may be, by the Conversion Price, in effect at the time of conversion.  Any conversion of Preferred Shares made pursuant to these Articles shall be effected by the repurchase of the relevant number of Preferred Shares and the issuance of an appropriate number of Ordinary Shares.

20.                              The price at which each Ordinary Share shall be issued upon conversion of Preferred Shares without the payment of any additional consideration by the holders thereof (the “Conversion Price”) shall initially be the Original Purchase Price, as applicable.  The Conversion Price for Preferred Shares shall be subject to adjustment, in order to adjust the number of Ordinary Shares into which the Preferred Shares is convertible, as hereinafter provided.

21.                              Upon conversion, any accrued or declared but unpaid dividends on the Preferred Shares shall be paid.

22.                              Each Preferred Share shall (a) be automatically converted into Ordinary Shares at the then-effective Conversion Price immediately prior to the closing of a Qualified IPO, or (b) be converted into Ordinary Shares at the then-effective Conversion Price with the vote or written consent of the holders of at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class) and the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares, in each case on an as converted basis.

23.                              No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares.  In lieu of any fractional Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair value of an Ordinary Share as determined by the Board of Directors.  For such purpose, all Preferred Shares held by each Preferred Shareholder in the same class shall be aggregated, and any resulting fractional Ordinary Share shall be paid in cash.

24.                              The right to convert shall be exercisable by the Preferred Shareholder surrendering the certificate or certificates therefor at the registered office of the Company or the office of any transfer agent for the Preferred Shares together with a written notice that such holder elects to convert a specified number of Preferred Shares on a specified date.  In the event of an automatic conversion pursuant to Article 22, all outstanding Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent in respect of such Preferred Shares.  The Company will give notice of the automatic conversion to the holders of Preferred Shares within twenty (20) Business Days of the Conversion Date.  The Company will not issue certificates in respect of any Ordinary Shares into which Preferred Shares have been converted upon automatic conversion unless the certificates in respect of the Preferred Shares so converted are either delivered to the registered office of the Company or to the office of its transfer agent in respect of such Preferred Shares or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.  The Company shall, as soon as practicable following delivery of the certificates representing Preferred Shares or an indemnity as aforesaid, in the case of an automatic conversion, or as soon as practicable following the Conversion Date in respect of any conversion at the option of the holders, issue and deliver to such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, together with a check, if applicable, payable to the holder in the amount of any cash amount payable as the result of any fractional Share resulting from the conversion of Preferred Shares into Ordinary Shares.

ADJUSTMENTS TO CONVERSION PRICES

25.                              In accordance with the provisions set forth in Article 26, the Conversion Price of the Preferred Shares shall be adjusted in respect of the issuance of Additional Ordinary Shares if the consideration per share for an Additional Ordinary Share issued or, pursuant to Article 26 hereof, deemed to be issued by the Company is less than the Conversion

Price in effect on the date of, and immediately prior to such issue, for such Preferred Shares.

26.                              In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities that are exercisable for or convertible into, directly or indirectly, Additional Ordinary Shares, then the maximum number of Additional Ordinary Shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) directly or indirectly issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and conversion or exchange of the underlying Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Article 28) of such Additional Ordinary Shares would be less than the Conversion Price of the Preferred Shares in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(a)                                 no adjustment in the Conversion Price of Preferred Shares shall be made upon the subsequent issue of Ordinary Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

(b)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Article 26), then the Conversion Price of the Preferred Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(c)                                  no readjustment pursuant to clause (b) above shall have the effect of increasing the Conversion Price of the Preferred Shares to an amount above the Conversion Price that would have resulted from the issuance or deemed issuance in question had such issuance or deemed issuance originally been for such changed amount of consideration or number of Ordinary Shares; and

(d)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Preferred Shares computed upon the original issue thereof and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(i)                                     in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii)                                  in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 28hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

Notwithstanding the foregoing, the issuance of Series A* Shares, Series B1 Shares, Series B2 Shares, and Series B4 Shares pursuant to the Share Swap Agreement and relevant resolutions is for an inter-group restructuring purpose, and shall not give rise or be subject to any adjustment of the Conversion Price as set out herein.

27.                              In the event the Company shall issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 26 hereof) without consideration (to the extent permitted under Cayman law) or for a consideration per share less than the Conversion Price of the Preferred Shares in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Preferred Shares shall be reduced, concurrently with such issue, to a price equal to the consideration per share received by the Company for such Additional Ordinary Shares so issued.  Notwithstanding the foregoing, the Conversion Price of the Preferred Shares shall not be reduced at such time if the amount of such reduction would be less than US$0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal US$0.01 or more in the aggregate.

28.                              The consideration received by the Company for the issue or deemed issuance of any Additional Ordinary Shares shall be computed as follows:

(a)                                              insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance and excluding amounts paid or payable for accrued interest or accrued dividends;

(b)                                 insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, including all Preferred Share Directors; and

(c)                                  in the event Additional Ordinary Shares are issued together with other Shares or securities or other assets of the Company for consideration, which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors, including all Preferred Share Directors.

(d)                                 The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 26 hereof, relating to Options and Convertible Securities, shall be determined by dividing

(i)                                     the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)                                  the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) directly or indirectly issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

29.                              The Conversion Price in effect from time to time for the Preferred Shares shall be subject to adjustment in certain cases, and the other adjustments provided for in paragraphs (d), (e) and (f) shall also be effected, as follows:

(a)                                 In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Ordinary Shares payable in Ordinary Shares or effect a subdivision of the outstanding Ordinary Shares (by share split, reclassification or otherwise than by payment of an in species dividend in Ordinary Shares), the Conversion Price for the Preferred Shares then in effect shall, concurrently with the payment of such dividend or distribution or the effectiveness of such subdivision, as the case may be, be proportionately decreased.

(b)                                 In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price for the Preferred Shares then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(c)                                  In the event the Company, at any time or from time to time, makes or fixes a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities of the Company other than Ordinary Shares and other than as otherwise adjusted in this Article 29, then and in each such event, provision shall be made so that the holders of the Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company which they would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event and had the holder  thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Article 29 with respect to the rights of the holders of such Preferred Shares.

(d)                                 If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of Shares, whether by Recapitalization, exchange, substitution, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then in any such event each Preferred Shareholder shall have the right thereafter to receive upon conversion of the Preferred Shares held by them, in lieu of the number of Ordinary Shares which the holders would otherwise have been entitled to receive, the number and type of Shares to which a holder of the Ordinary Shares deliverable upon conversion of all such Preferred Shares immediately prior to such event would have been entitled to receive upon such event.

(e)                                  If at any time or from time to time there shall be a Recapitalization, exchange or substitution of the Ordinary Shares (other than a subdivision, combination, Recapitalization or exchange of Shares provided for elsewhere in this Article 29) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of this Company’s properties and assets to any other Person, in each case other than a Deemed Winding-Up Event, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares held by them, the number of Shares or other securities or property of the Company, or of the successor company resulting from such reorganization, merger, consolidation or sale, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled to upon such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 29 so that this Article 29 shall be applicable after that event as nearly equivalent as may be practicable.

(f)                                   In the event the outstanding Preferred Shares shall be subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of Preferred Shares, the Dividend Rate, the Original Purchase Price, as applicable, and the Liquidation Preference of the Preferred Shares in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding Preferred Shares shall be combined (by reclassification or otherwise) into a lesser number of Preferred Shares, the Dividend Rate, the Original Purchase Price, as applicable, and the Liquidation Preference of the Preferred Shares in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)                                  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Preferred Shares may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares in respect of the Conversion Price of the Existing Preferred Shares (voting together as a separate class) and the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares in respect of the Conversion Price of the Series C Shares, each on an as converted basis.  Any such waiver shall bind all future holders of such Shares.

30.                              [Intentionally omitted.]

31.                              Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Articles 25 to 29, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Shareholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Preferred Shareholder furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Shares.

NONRECOGNITION OF TRUSTS

32.                              No Person shall be recognized by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share, except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

33.                              The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney or other instrument.

TRANSMISSION OF SHARES

34.                              In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he/she was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him/her solely or jointly with other Persons.

35.                              Any Person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself/herself as holder of the share or to make such transfer of the share to such other Person nominated by him/her as the deceased or bankrupt Person could have made and to have such Person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as the Board of Directors would have had in the case of a transfer of the share by that Member before his/her death or bankruptcy as the case may be.  If the Person so becoming entitled shall elect to be registered himself/herself as holder, he/she shall deliver or send to the Company a notice in writing signed by him/her stating that he/she so elects.

36.                              A Person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety (90) days, the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

37.                              [Intentionally omitted].

38.                              [Intentionally omitted].

GENERAL MEETINGS OF MEMBERS

39.                              The Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Board of Directors shall determine and the meeting may be held by telephone, video-conferencing or other electronic means provided that all participants can hear and be heard and are present from the commencement to the close of the meeting.  At these meetings, the report of the Board of Directors, if any, shall be presented.

40.                              The Board of Directors may, whenever it thinks fit, and it shall on the requisition of the CEO or the Chairman of the Board, or Members of the Company holding at the date of the deposit of the requisition shares entitled to cast not less than twenty-five percent (25%) of the votes (on an as-converted basis) of all the Members of the Company, proceed to convene a general meeting of the Company.

(a)                                 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form, each signed by one or more requisitionists.

(b)                                 If the Board of Directors does not within twenty (20) days from the date of the deposit of the requisition, duly proceed to convene a general meeting, any of the above-mentioned requisitionists may convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty (20) days.

(c)                                  A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Board of Directors.

NOTICE OF GENERAL MEETINGS OF MEMBERS

41.                              At least fifteen (15) Business Days’ notice (but not more than sixty (60) days’ notice) shall be given of an annual general meeting or any other general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given, and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned, or in such other manner, if any, as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given, be deemed to have been duly convened if it is so agreed either before or after the meeting by holders of not less than a majority of the Shares (on an as converted basis) (it being specified that such majority shall include the Members collectively holding at least a majority of the Existing Preferred Shares and the Members collectively holding at least a majority of the Series C Shares, in each case as a separate class and on an as converted basis).  The signing of a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof, or attendance at the meeting except where the relevant Member indicates to the contrary, shall constitute the agreement of a Member for the purpose of the preceding sentence.  All such waivers, consents and approvals shall be filed with the corporate records of the Company or referred to in the minutes of the meeting.  Attendance by a Member at a meeting, in person or by proxy, shall also constitute a waiver of notice, except when that Person objects at the beginning of the meeting to the transaction of any business on the basis that the meeting is not lawfully called or convened.

PROCEEDINGS AT GENERAL MEETINGS OF MEMBERS

42.                              No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; the quorum shall be such Members, present in person or by proxy, collectively holding not less than a majority of the Shares (in respect of any Preferred Shares, on an as converted basis) (it being specified that such majority for the purpose of constituting a quorum shall include the Members collectively holding at least a majority of the Existing Preferred Shares and the Members collectively holding at least a majority of the Series C Shares, in each case on an as converted basis).

43.                              A resolution (including a Special Resolution) in writing (in one or more counterparts), signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

44.                              If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and if in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other time or such other place as the Board of Directors may determine.

45.                              The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Board of Directors present shall elect one of their number to be Chairman of the meeting.

46.                              If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of them to be Chairman of the meeting.

47.                              The Chairman of the meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the holders, present in person or by proxy, of a majority of both the Ordinary Shares and the Preferred Shares (each on an as converted basis) held by Members present at that meeting in person or by proxy, adjourn the meeting from time to time and from place to place.  When a general meeting is adjourned for more than forty-five (45) days or a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

48.                              At any general meeting, a resolution put to the vote of the meeting shall be decided by a poll conducted by the Chairman of the meeting.  In the case of an equality of votes, the Chairman of the general meeting at which the poll is demanded shall not be entitled to a second or casting vote.

49.                              A vote by show of hands in lieu of a poll shall not be permitted.

50.                              A poll shall be taken in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was taken.  A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

51.                              (a)                                 Subject to any rights or restrictions for the time being attached to any series, class or classes of shares, including without limitation those set forth in Article 81, on a poll, every Member present in person or by proxy shall be entitled to one vote in respect of each Ordinary Share held by him, and, in the case of each Preferred Share held by him, to that many votes to which he would be entitled on an “as converted basis”, which for the purpose of these Articles means the number of votes to which he would be entitled if he converted such Preferred Share at the then-effective Conversion Price on the record date in respect of the meeting at which the poll is taken, or, if no record date is established, the date the poll was taken.

(b)                        Where these Articles provide that approval is required of, or confer a power on a percentage of, the then issued Preferred Shares, each Preferred Shareholder shall be entitled to exercise the number of votes attaching to the Preferred Shares on an as converted basis and the number of votes attaching to Ordinary Shares held by it as a result of the exercise of rights to convert to Ordinary Shares attaching to the Preferred Shares.

52.                              Other than as otherwise provided in these Articles or required by law, the holders of Ordinary Shares, Series A Shares, Series B Shares, Series A* Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, Series B5 Shares, and Series C Shares shall vote together and not as separate classes and there shall be no series voting of the Preferred Shares.

53.                              In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the register of Members.

54.                              A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote on a poll by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

55.                              No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting, nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

56.                              No objection shall be raised to the qualification of any voter, except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

57.                              On a poll, votes may be given either personally or by proxy.

58.                              The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one Person holding or representing by proxy at least a majority of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

RECORD DATES

59.                              For purposes of determining the Members entitled to notice of any meeting or to vote thereat or entitled to give written consent without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than five (5) days before the date of any such meeting, nor more than sixty (60) days before any such action without a meeting, and in such event only Members of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding the registration of any transfer of any shares.

60.                              If the Board of Directors does not so fix a record date:

(a)                                 the record date for determining Members entitled to notice of or to vote at any general meeting shall be at the close of business on the Business Day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the Business Day immediately preceding the day on which the meeting is held; and

(b)                                 the record date for determining members entitled to give written consent without a meeting, (i) when no prior action by the Board of Directors is required, shall be the day on which the first written consent is given, or (ii) when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

61.                              For the purposes of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights or the Members entitled to exercise any rights in respect of any other lawful action (other than as provided above), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action.  In that case, only Members of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date so fixed.  If the Board of Directors does not so fix a record date, then the record date for determining Members for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

PROXIES

62.                              The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, partnership or limited liability company, under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

63.                              The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

64.                              The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless the Person who executed the proxy revokes it prior to the time of voting by delivering a notice in writing to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

65.                              Any corporation, partnership or limited liability company which is a Member of record of the Company may in accordance with its charter documents or in the absence of such provision by resolution of its directors or other governing body, authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the Persons so authorized shall be entitled to exercise the same powers on behalf of the corporation, partnership or limited liability company which he represents as the corporation, partnership or limited liability company could exercise if it were an individual Member of record of the Company.

66.                              Shares in the Company which are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

INSPECTORS OF ELECTION

67.                              Before any meeting of the Members, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.  If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any Member or a Member’s proxy, shall appoint an inspector or inspectors of election to act at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting pursuant to the request of one or more Members or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed.  If any Person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any Member or a Member proxy, shall, appoint a Person to fill that vacancy.

Such inspectors shall:

(a)                                 determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)                                 receive votes, ballot or consents;

(c)                                  hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)                                 count and tabulate all votes or consents;

(e)                                  determine when the polls shall close;

(f)                                   determine the result; and

(g)                                  do any other acts that may be proper to conduct the election or vote with fairness to all Members.

DIRECTORS; ALTERNATE DIRECTORS; PROXIES

68.                              There shall be a Board of Directors consisting of nine (9) Directors (exclusive of alternate Directors); provided, however, that the Company may, from time to time, by Ordinary Resolution and subject to votes required under Article 81, increase or reduce the number of Directors.

69.                              (a)           Any Preferred Share Director (other than an alternate Director) may by writing appoint any other Director, or any other Person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

(i)                                     An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member, and to vote at every such meeting if the Director appointing him is not personally present, and generally to perform all the functions of his appointer as a Director in his absence.

(ii)                                  An alternate Director shall cease to be an alternate Director if his appointer ceases to be a Director.

(iii)                               Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

(iv)                              An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

(b)                                 A Director (but not an alternate Director) may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.  The provisions of Articles 62-66 shall mutatis mutandis apply to the appointment of proxies by Directors.

70.                              The remuneration to be paid to the Directors (or alternate Directors) shall be such remuneration as the Board of Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  The Board of Directors may by resolution award special remuneration to any Director (or alternate Director) of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director (or alternate Director).  Any fees paid to a Director (or alternate Director) who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director (or alternate Director). The Directors (or alternate Directors) shall also be paid all traveling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

71.                              Subject to an affirmative resolution by the Board of Directors, a Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director or alternate Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

72.                              A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

73.                              A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company, or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74.                              No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relation thereby established.  If a Director or alternate Director is interested (an “Interested Director”) in any contract or transaction with the Company or any of the Group Companies (an “Interested Director Transaction”), the nature of the interest of the Interested Director in any such Interested Director Transaction shall be disclosed by the Interested Director at or prior to its consideration by the Board of Directors and, except for purposes of approval of a resolution in writing pursuant to Article 92, such Interested Director shall abstain from a vote relating to approval (or disapproval) of the Interested Director Transaction. Notwithstanding any provision in these Articles or the Statute to the contrary, Interested Director Transactions must be approved only by a majority vote of the Directors or alternate Directors who are not interested in the contract or transaction and present at a duly convened meeting of the Board of Directors, and the Interested Director’s vote shall not be required or counted for purposes of determining whether the requisite approval of the Board of Directors or Preferred Share Directors has been obtained at such meeting.  In the event that any of the Existing Preferred Directors is an Interested Director and must abstain from a vote relating to the Interested Director Transaction, one of the remaining Existing Preferred Share Directors who is not an Interested Director shall be entitled to two (2) votes.  In the event any Series C Director is an Interested Director and must abstain from a vote relating to the Interested Director Transaction, then one of the remaining Series C Directors who is not an Interested Director shall be entitled to two (2) votes.  In the event that all of the Series C Directors are Interested Directors, then all of the Series C Directors shall abstain from a vote relating to the Interested Director Transaction.

75.                              A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and, after such general notice, it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

76.                              Subject to the provisions of the Statute, the Memorandum and these Articles (including, without limitation, Article 81) and to any directions given by Special Resolution, the business of the Company shall be managed by the Board of Directors who may exercise all the powers of the Company; provided, however, that no regulations made by the Company in general meeting shall invalidate any prior act of the Board of Directors which would have been valid if that regulation had not been made.

77.                              The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as the Board of Directors may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Board of Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

78.                              The Board of Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Board of Directors;

(b)                                 of the names of the Directors (including alternate Directors and Directors represented thereat by proxy) present at each meeting of the Board of Directors and of any committee of the Board of Directors; or

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Board of Directors and of committees of the Board of Directors.

79.                              Subject to the provisions of Article 81 and a resolution approved from time to time by the Board of Directors, including all Preferred Share Directors, the Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.  All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board of Directors, including all Preferred Share Directors, shall approve from time to time by resolution.

80.                              [Intentionally omitted.]

PROTECTIVE PROVISIONS

81.                              (a)           Notwithstanding anything to the contrary in these Articles or the Memorandum, (i) for so long as at least twenty-five percent (25%) of the Existing Preferred Shares in the capital of Company issued on the Original Issue Date (as adjusted for Recapitalization) remain issued and outstanding, subject to the prior written consent of holders collectively holding at least seventy-five percent (75%) of the then outstanding Existing Preferred Shares voting together as a separate class and on an as converted basis; or (ii) for so long as at least twenty-five percent (25%) of the then outstanding Series C Shares in the capital of the Company issued on the relevant Original Issue Date (as adjusted for Recapitalization) remain issued and outstanding, subject to the prior written consent of the holder(s) collectively holding at least seventy-five percent (75%) of the then outstanding Series C Shares, together with all other securities that such holder(s) may hold in the capital of the Company from time to time (on an as converted basis), voting as a separate class and on an as converted basis; then the Company shall not take, approve, authorize, ratify, agree, commit to engage or otherwise effect or consummate any of the following actions:

(i)                                    amend, alter or change the rights, preferences, privileges or power of, or the restrictions that provide for the benefit of, the Preferred Shares;

(ii)                                 authorize, create or issue (by reclassification or otherwise) any class or series of Shares or securities or Options convertible into any class or series of Shares;

(iii)                              reclassify any outstanding Shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Preferred Shares;

(iv)                             amend, waive, alter or repeal any provision of the Memorandum or these Articles, or other constituent documents of any of the Group Companies, including, without limitation, by operation of law, merger, de-merger, amalgamation, consolidation, reorganization or similar transaction;

(v)                                increase, decrease or otherwise change (A) the authorized share capital of any of the Group Companies (including any issue of any securities, or grant of any options or rights, in each case convertible into the equity interest in any of the Group Companies) or (B) the authorized number of Preferred Shares;

(vi)                             authorize, enter into or agree to any Sale Transaction (or similar transactions with respect to any other Group Company), or any such transaction similar to a Sale Transaction, liquidation, dissolution or reorganization with respect to any of the Group Companies or joint venture of the Company; any merger or consolidation of the Company or any Subsidiary with one or more other corporations in which the Members (prior to such transaction) of the Company or such Subsidiary, immediately after such merger or consolidation, hold shares representing less than a majority of the voting power of the outstanding shares of the surviving corporation;

(vii)                          cause or permit the redemption, repurchase or other acquisition, directly or indirectly, by or through any of the Group Companies or otherwise, of Ordinary Shares, other than (A) repurchases or redemptions of Ordinary Shares issued to or held by employees, officers, directors or consultants of the Group Companies upon termination of their services pursuant to agreements providing for the right of said repurchase or redemption, (B) repurchases or redemptions of Ordinary Shares issued to or held by employees, officers, directors, or consultants of the Group Companies pursuant to rights of first refusal contained in agreements providing for such right, and (C) redemptions of Preferred Shares pursuant to these Articles;

(viii)                       authorize, enter into or agree to sell, transfer or dispose of any of the Company’s interests in any of the Group Companies or the Company’s joint ventures or the exclusive licensing of all or substantial all of intellectual property of any of the Group Companies or the Company’s joint ventures;

(ix)                             liquidation or dissolution of any of the Group Companies;

(x)                                except as otherwise explicitly provided for in these Articles (including the dividend payment upon a Qualified IPO in accordance with Article 104(h) below), authorize, declare or pay any dividend (other than solely in Ordinary Shares) to holders of the Ordinary Shares or Preferred Shares, whether payable in cash or otherwise, or approve any profit distribution plan/policy of the Company;

(xi)                             incur, refinance, or repay any indebtedness or undertake any action to or accelerate any repayment of any indebtedness, which (a) is in excess of US$1,000,000 individually, or which in aggregate, on a consolidated basis, exceeds US$2,000,000, or (b) is not included in the Company’s Annual Budget;

(xii)                          adopt the annual business plan and Annual Budget of any of the Group Companies;

(xiii)                       authorize, approve or make any (A) material change in any of the Group Companies’ business plan or budget, or (B) any change in the nature of the business of any of the Group Companies;

(xiv)                      form or reorganize any Subsidiary or joint venture of the Company;

(xv)                         adopt, amend or terminate any stock option plan or other equity incentive plan or arrangement, or authorize, or increase the authorized number of, Shares, Options or Convertible Securities issuable thereunder of the Company or any other Group Companies;

(xvi)                      increase or decrease the authorized size of the Board of Directors or the classes or series entitled to elect them, or effect any change to the other Group Companies’ board composition;

(xvii)                   authorize, enter into or agree to any transaction or a series of transactions within a period of (twelve) 12 months in the aggregate exceeding US$250,000 between any Group Company and any Member of the

Company, director, officer or Affiliate of the Company or any Affiliate thereof;

(xviii)                engage or change the Company’s Auditors, or amend, alter or change the fiscal year of any of the Group Companies;

(xix)                      authorize or approve any public offering of the Company or of any other Group Companies other than a Qualified IPO;

(xx)                         authorize or approve any delisting of the Company or of any other Group Company;

(xxi)                      hire or remove the Senior Management Personnel of any Group Company;

(xxii)                   authorize, approve or make any new investment or acquisition of a new business or asset by any of the Group Companies in any transaction or a series of transactions of above an aggregate of US$3,000,000 in any financial year;

(xxiii)                authorize, enter into or agree to any transaction or a series of transactions relating to a sale or disposition of all or substantially all of any of the Group Companies’ assets or undertaking, a sale of any of the Company’s interest in any of the Group Companies or joint venture or exclusive licensing of all or substantially all of the Company’s or any of the Group Companies’ intellectual property.  The term “substantially” means, in this Article 81(a)(xxiii) in respect to the relevant asset or undertaking, where the consideration payable for such asset or undertaking exceeds an aggregate of US$5,000,000 in any financial year;

(xxiv)               authorize, approve or take any action to allow EDC Group or GDS Enterprises to transfer any direct or indirect interest in the Company at any time prior to a Qualified IPO, other than pursuant to the right of first offer interest in the capital of the Company as set out in the ROFR & Co-Sale Agreement;

(xxv)                  authorize, enter into or agree to any contract to be entered into or activities to be undertaken by the Company or any other Group Company in connection with the build-out of any data centers, including, without limitation, the data centers located in Beijing, Shenzhen, Chengdu,

Kunshan and Shanghai, other than as agreed in the Company’s annual budget;

(xxvi)               incur any capital expenditure or enter into any capital commitment by any of the Group Companies in any transaction or a series of transactions in excess of an aggregate of US$ 3,000,000 in any financial year, other than as agreed in the Company’s annual budget;

(xxvii)            create any security over assets of any of the Group Companies in excess of US$3,000,000 (in the aggregate) in value;

(xxviii)         approve the internal management organizational structure and basic management system of any of the Group Companies or the establishment of any new board committee of any of the Group Companies;

(xxix)               initiate, defend or settle any material litigation or arbitration proceedings (other than in relation to the collection of debts arising in the ordinary course of business) by any of the Group Companies where the disputed amount exceeds US$3,000,000; and

(xxx)                  enter into (a) any agreement not on bona fide arm’s length terms, or (b) any management or services agreement.

For the avoidance of doubt, this Article 81(a) shall not apply to (X) the consummation of a Qualified IPO, and (Y) any action of any Group Company as required by or in connection with its claim(s) for the Indemnifiable Losses (as defined in the Subscription and Purchase Agreement) against any relevant Existing Preferred Shareholder pursuant to Section 15(b)(i) of the Subscription and Purchase Agreement.

(b)                        Notwithstanding anything to the contrary in these Articles or the Memorandum, for so long as (i) at least twenty-five percent (25%) of the Existing Preferred Shares (as adjusted for Recapitalization) issued on the relevant Original Issue Date remain outstanding, unless the Board of Directors otherwise approves by affirmative resolution (including the affirmative votes of all the Existing Preferred Share Directors); or (ii) at least twenty-five percent (25%) of the Series C Shares issued on the relevant Original Issue Date (as adjusted for Recapitalization) remain issued and outstanding, unless the Board of Directors otherwise approves by resolution (including the affirmative votes of all the Series C Directors); then the Company shall not, in its capacity as direct or indirect shareholder of any

Subsidiary, take, approve, authorize, ratify, agree, commit to engage or otherwise effect any of the actions listed above in Article 81(a).

(c)                         Notwithstanding anything to the contrary in these Articles or the Memorandum, for so long as any Preferred Shares remain outstanding, the Board of Directors shall not, without first obtaining the consent of holders of at least eighty-five percent (85%) of each of the Existing Preferred Shares and the Series C Shares then outstanding, each voting as a separate class on an as converted basis, authorize the issuance of any Shares if, upon the issuance of such Shares, there would be an insufficient number of authorized but unissued Ordinary Shares available for issuance upon conversion of the Preferred Shares and, if applicable, Shares, at the respective conversion rates then in effect.

MANAGEMENT AND COMMITTEES OF THE BOARD OF DIRECTORS

82.                              Except as specifically required pursuant to these Articles, the Board of Directors may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in paragraphs (a) through (d) of this Article 82 shall be without prejudice to the general powers conferred by this paragraph.

(a)                                 Save as otherwise explicitly permitted herein, subject to approval by the Board of Directors, including all Preferred Share Directors, the Board of Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such committees or local boards or any managers or agents and may fix their remuneration, including but not limited to the Audit Committee, the Remuneration Committee, and the Executive Committee (each as defined below).  At least one (1) Preferred Share Director shall be appointed to each committee of the Board of Directors.

(b)                                 Upon approval by the Board of Directors, including all Preferred Share Directors, the Board of Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Board of Directors and may authorize the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of Directors may think fit and the Board of Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(c)                                  Upon approval by the Board of Directors, including all Preferred Share Directors, any such delegates as aforesaid may be authorized by the Board of Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

(d)                                 The audit committee (the “Audit Committee”) shall be vested with oversight functions for financial and accounting matters of the Group Companies, including, but not limited to, preparation of budgets, performance and oversight of internal auditing.  The Audit Committee shall consist of five (5) members, three (3) of which are Preferred Share Directors, including two (2) Series C Directors and one (1) Existing Preferred Share Director.  A Series C Director in the Audit Committee shall serve as the chairman thereof who shall not have a casting vote.  The remaining two (2) members of the Audit Committee shall be the Ordinary Share Directors.  All decisions of the Audit Committee must be approved by a majority of the members of the Audit Committee, including at least one (1) Series C Director and one (1) Existing Preferred Share Director.

(e)                                  The remuneration committee (the “Remuneration Committee”) shall be vested with oversight functions for remuneration matters of the Group Companies, including but not limited to, establishment and approval of the compensation plan for employees and Senior Management Personnel and non-executive directors of the Group Companies and administration of the Group Companies’ equity incentive plans.  The Remuneration Committee shall consist of five (5) members, three (3) of which are Preferred Share Directors, including two (2) Series C Directors and one (1) Existing Preferred Share Director.  A Series C Director in the Remuneration Committee shall serve as the chairman thereof who shall not have a casting vote.  The remaining two (2) members of the Remuneration Committee shall be the Ordinary Share Directors.  All decisions of the Remuneration Committee must be approved by a majority of the members of the Remuneration Committee, including at least one (1) Series C Director and one (1) Existing Preferred Share Director.

(f)                                   The executive committee (the “Executive Committee”) shall function primarily as an advisory body to the Board and provide consultation and recommendations to the Board on operating and strategic matters for any of the Group Companies, including the matters set forth as follows:

(i)                                              operational performance of any of the Group Companies (against budgets, strategic business plans and contractual obligations e.g., debt covenants);

(ii)                                           appropriate strategies for any of the Group Companies;

(iii)                                        strategic business and financing plan(s) and annual budget of any of the Group Companies (including but not limited to any changes to the same);

(iv)                                       acquisitions, dispositions, investments and other potential growth and expansion opportunities (including but not limited to the identification, evaluation of new sites and new building opportunities) for any of the Group Companies;

(v)                                          capital structure and financing strategy of the Group Companies, including but not limited to any debt, equity or equity-linked financing transactions, as well as any issuance, repurchase, conversion or redemption of any equity interests or debt of any of the Group Companies;

(vi)                                       any material litigation or other legal or administrative proceedings to which any of the Group Companies is a party;

(vii)                                    entry into any material contracts exceeding the approval authority of the Senior Management Personnel;

(viii)                                 enter into or agree to any transaction between any Group Company and any Member, director, officer or Affiliate of the Company or of any Affiliate thereof; and

(ix)                                       any other responsibilities as are delegated to the Executive Committee by the Board from time to time.

For efficiency, the Board may delegate certain decision making authority to the Executive Committee (including but not limited to approving capital and operational expenditure and changes to any strategic or business plan(s)) within appropriate perimeters approved by the Board.  To the extent that the Executive Committee is delegated such authority from the Board, the Executive Committee shall function as an executive body of the Board in respect of the matters so delegated.

The Executive Committee shall comprise of five (5) members (who may or may not be members of the Board) (the “Executive Committee Members”), of whom two (2) Executive Committee Members shall be nominated by the Series C

Shareholder, one (1) Executive Committee member shall be nominated by the Existing Preferred Shareholders (approved by the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, voting as a separate class).  The remaining two (2) Executive Committee Members shall comprise the CEO and such other person as nominated by the CEO or the Ordinary Shareholders (voting as a separate class).  The Chairman of the Executive Committee shall be the CEO of the Company and the deputy Chairman of the Executive Committee shall be one of the two Executive Committee Members nominated by the Series C Shareholder. Neither the Chairman nor the deputy Chairman of the Executive Committee shall have a casting vote.  All recommendations or decisions (as the case may be) of the Executive Committee must be approved by a majority of the Executive Committee Members, including at least one (1) Executive Committee Member nominated by the Series C Shareholder and one (1) Executive Committee Member nominated by the Existing Preferred Shareholders (approved by the holders of at least fifty percent (50%) of the then outstanding Existing Preferred Shares, voting as a separate class).

PROCEEDINGS OF BOARD OF DIRECTORS

83.                                    (a)                            Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit.  Except as otherwise provided by these Articles, questions arising at any meeting shall be decided, resolutions shall be adopted and other action shall be taken only upon the affirmative vote of a majority of the Directors present at a meeting at which there is a quorum.  A Director who is also an alternate Director shall be entitled, in the absence of his appointer, to a separate vote on behalf of his appointer in addition to his own vote.

(b)                         Where these Articles provide that the approval or attendance of one of the Preferred Share Directors is required, no such approval or attendance will be required if at the time such approval is to be given or attendance is required, no Preferred Share Director then holds office as a Director.

(c)                          Where these Articles provide that the approval or attendance of two (2) Preferred Share Directors is required but only one (1) Preferred Share Director then holds office, the approval or attendance of that Preferred Share Director shall suffice.

84.                              The CEO, any two Directors (including alternate Directors) or, for so long as at least twenty-five percent (25%) of the Preferred Shares immediately post-Closing (as adjusted for Recapitalization) remain issued and outstanding, the holders of at least twenty-five percent (25%) of the then outstanding Preferred Shares, may at any time summon a meeting of the Board of Directors by at least two (2) days’ notice in writing to every Director (including alternate Directors).  Such notice shall set forth the general nature of the business to be considered.  If such notice is given in person, by cable, electronic mail, telex or telecopy, the same shall be deemed to have been given on the day it is delivered to the Directors (including alternate Directors) or transmitting organization, as the case may be.

85.                              Notice of a meeting need not be given to any Director or alternate Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director or alternate Director.  All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting.  A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

86.                              The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the Directors, including at least one (1) Director nominated by SBCVC as long as SBCVC is entitled to nominate a Director and one (1) Series C Director as long as the Series C Shareholder is entitled to nominate a Director.  Interested Directors may be counted for purposes of determining whether quorum exists to transact business of the Board of Directors.  Subject to these Articles, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors or alternate Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.  For the purpose of this Article 86, a proxy appointed by a Director or an alternate Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

87.                              A majority of the Board of Directors present, whether or not constituting a quorum (provided there was a quorum when the meeting started) may adjourn any meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article 77 to all the Directors and alternate Directors.

88.                              The Directors may elect a Chairman of the Board of Directors and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within thirty minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

89.                              Subject to Articles 82(d) to (f) above and approval by the Board of Directors, including all Preferred Share Directors, the Board of Directors may delegate any of its powers to committees consisting of such member or members of the Board of Directors as it thinks fit provided that at least one (1) Existing Preferred Share Director and one (1) Series C Director are appointed to each such committee; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board of Directors.

90.                              Except for the committees as referred to in Articles 82(d) to (f) above, a committee may meet and adjourn as it thinks proper.  Except as otherwise provided in these Articles, questions arising at any meeting shall be determined by the affirmative vote of a majority of the members present, including at least one (1) Existing Preferred Share Director and one (1) Series C Director.

91.                              All acts done by any meeting of the Board of Directors or of a committee of the Board of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that any Director or alternate Director was disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

92.                              Directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.  An alternate Director shall be entitled to sign such a resolution on behalf of his appointer.

APPOINTMENT AND REMOVAL OF DIRECTORS

93.                               (a)         At Closing, the Board of Directors shall consist of nine (9) Directors.  Holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, voting together as a separate class on an as converted basis, may appoint two (2) Directors (each as the “Existing Preferred Share Director”), and may in like manner remove with or without cause any Existing Preferred Share Director so appointed and may in like manner appoint another Person in his stead.  The Series C Shareholder may appoint four (4) Directors (the “Series C Directors”, together with the Existing Preferred Share Directors, the “Preferred Share Directors”) and may in like manner remove with or without cause any Series C Director so appointed and may in like manner appoint another Person in his stead. The holders of a majority of the then outstanding Ordinary Shares, voting as a separate class, may appoint three (3) Directors (the “Ordinary Share Directors”) and may in like manner remove with or without cause any Ordinary Share Director so appointed and may in like manner appoint another Person in his stead.

(b)                                  In the event of any subsequent transfers of Shares among the holders of the Ordinary Shares, the Existing Preferred Shareholders and the Series C Shareholder in compliance with these Articles, the composition and size of the Board of Directors shall be determined as follows:

(i)                                    the holders of a majority of the then outstanding Ordinary Shares, voting as a separate class, shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by holders of Ordinary Shares at such time, and may in like manner remove with or without cause any Ordinary Share Director so appointed and may in like manner appoint another Person in his stead;

(ii)                                 the holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, voting together as a separate class on an as-converted basis, shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by holders of the Existing Preferred Shares on an as-converted basis at such time, held by the holders of Existing Preferred Shares from time to time and may in like manner remove with or without cause any Existing Preferred Director so appointed and may in like manner appoint another Person in his stead;

(iii)                              the holders of a majority of the then outstanding Series C Shares shall be entitled to appoint one (1) Director for every ten percent (10%) of the issued share capital of the Company plus one Share held by holders of the Series C Shares on an as converted basis at such time and may in like manner remove with or without cause any Series C Director so appointed and may in like manner appoint another Person in his stead;

provided, however, that there shall be no adjustment to the composition of the Board until and unless any of (A) the holders of a majority of the then outstanding Ordinary Shares,

(B) the holders of seventy-five percent (75%) of the then outstanding Existing Preferred Shares, or (C) the holders of a majority of the then outstanding Series C Shares are entitled pursuant to the foregoing paragraph (i), (ii) or (iii) respectively to appoint a higher number of Directors than its Director appointment rights set out in the first paragraph of this Article 91.

DIRECTOR RESIGNATION, REMOVALS AND VACANCIES

94.                              Any Director may resign effective on giving written notice to the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  Subject to Article 95 hereof, if the resignation of a Director is effective at a future time, the Members or the Board of Directors may elect a successor to take office when the resignation becomes effective.

95.                              Vacancies in the Board of Directors shall be filled by the vote of the holders of that class or series of Shares originally entitled to elect the Director whose absence or resignation created such vacancy.

96.                              A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any Director, (ii) if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a criminal offense punishable by imprisonment, (iii) if the authorized number of Directors is increased, or (iv) if the Members fail, at any meeting of Members at which any Director or Directors are elected, to elect the number of Directors to be elected at that meeting.  Upon any vacancy arising as a result of paragraph (i) or (ii) above, the Director concerned shall cease to be a Director.

97.                              The Board of Directors shall have power by vote of a majority of the remaining Directors (which Directors shall form a quorum for this purpose only, provided such remaining Directors shall include at least one (1) Director nominated by SBCVC and at least one (1) Series C Director), as long as SBCVC and the Series C Shareholder are entitled to nominate a Director respectively, from time to time to appoint any Person to be a Director at any time to fill any vacancy or vacancies not filled by the Members in accordance with Article 95.  Each Director so elected shall hold office until the next annual general meeting of the Members or until a successor has been elected and qualified.

98.                              [Intentionally omitted.]

SEAL

99.                               (a)                                 The Seal shall only be used by the authority of the Board of Directors or of a committee of the Board of Directors authorized by the Board of Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one Person who shall be either a Director or the Secretary or some Person appointed by the Board of Directors for the purpose.

(b)                                 The Company may have for use in any place or places outside the Cayman Islands, a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Board of Directors so determines, with the addition on its face of the name of every place where it is to be used.

(c)                                  A Director, Secretary or other officer or representative or attorney may without further authority of the Board of Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

100.                       Subject to Article 81, the Company may have several executive officers, including a CEO, a Chief Operating Officer, a Secretary and one or more other officers with independent policy-making authority, each of whom shall be appointed by the Board of Directors.  The Board of Directors or the CEO may also from time to time appoint such other officers as it or he considers necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Board of Directors and/or the CEO from time to time prescribe.

REDEMPTION AND REPURCHASE

101.                       (a)                                 Subject to the provisions of the Statute, the Memorandum and these Articles, Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the Shares, may by Special Resolution determine.

(b)                                Subject to the provisions of the Statute, the Memorandum and these Articles, the Company is authorized to effect (i) repurchases of Ordinary Shares issued to or held by employees, officers, directors, consultants or other service providers of the Group Companies upon termination of their services pursuant to agreements providing for the right of said repurchase, at a price equal to or less than the original issue price of such Shares, and (ii) repurchases of Ordinary Shares issued to or held by employees, officers, directors, or consultants of the Group Companies pursuant to rights of first refusal contained in agreements providing for such rights, at a price no greater than the price at which a third party has offered to purchase such Shares.  In addition to the foregoing, subject to the provisions of the Statute and these Articles (including Article 81), the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

REDEMPTION OF PREFERRED SHARES

102.                       (a)                             Subject to the consent of the Preferred Shareholders as required under Article 81, holders of Existing Preferred Shares, and the Series C Shareholder to the extent permitted by applicable laws, on or after the forth (4th ) anniversary of the Original Issue Date of the Series C Shares, may redeem, all or any portion of the then outstanding Preference Shares held by them in accordance with this Article 102, as follows:

(i)                                     at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series A Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series A Shares, as elected by each holder thereof in its sole discretion;

(ii)                                  at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series B Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series B Shares, as elected by each holder thereof in its sole discretion;

(iii)                               at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series A* Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series A* Shares, as elected by each holder thereof in its sole discretion;

(iv)                              at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series B* Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series B* Shares, as elected by each holder thereof in its sole discretion;

(v)                                 at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series B5 Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series B5 Shares, as elected by each holder thereof in its sole discretion; or

(vi)                              at the election of the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares, voting as a separate class on an as converted basis, the Company shall redeem, out of funds legally available therefor, all or any portion of the then outstanding Series C Shares, as elected by each holder thereof in its sole discretion.

(b)                        To exercise its rights under this Article 102 upon satisfaction of the applicable voting thresholds set out in Article 102(a) above, any such requesting Preferred Shareholder, shall provide the Company with written notice requesting redemption pursuant hereto (the “Redemption Election”).  The Redemption Election shall provide the date on which the Preferred Shares shall be redeemed, (the “Redemption Date”); provided, however, the Redemption Date shall be at least forty (40) days after the date such Redemption Election is delivered to the Company.

(c)                         Pursuant to any redemption pursuant to Article 102 and Article 103, for Preferred Shareholders, the Company shall redeem the Preferred Shares by paying in cash an amount per share equal to the relevant Original Purchase Price, as applicable (subject to adjustment for Recapitalization) for such Preferred Shares, plus an amount equal to all accrued or declared but unpaid dividends thereon.  The term “Redemption Price” means the total amount that the Company pays to such Preferred Shareholders pursuant to this Article 102(c).

(d)                        Within seven (7) days of the Company’s receipt of the Redemption Election, the Company shall provide written notice by registered mail or express or international courier, to each holder of record (at the close of business on the Business Day preceding the day on which notice is given) of the then outstanding Preferred Shares, at the address last shown on the register of members of the Company for such holder, notifying such holder that redemption will be effected pursuant to this Article 102, specifying the series and number of shares that such holder may elect to have redeemed, the Redemption Date, the Redemption Price (calculated in accordance with Article 102(c)), the Redemption Deadline (calculated in accordance with Article 102(e)), the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed to the extent applicable (the “Company Redemption Notice”).

(e)                         Each holder electing to have Preferred Shares redeemed on the Redemption Date shall provide the Company with notice thereof at least fifteen (15) days prior to such Redemption Date (the “Redemption Deadline”).  Except as provided herein, on the Redemption Date, each Preferred Shareholder electing to have Preferred Shares redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Redemption Price of such Shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares.

(f)                          If the funds of the Company legally available for redemption of Preferred Shares are insufficient to redeem the total number of Preferred Shares to be redeemed on the Redemption Date in accordance with this Article 102, those funds which are legally available for redemption of the Preferred Shares will be first paid to the holders of the Series C Shares in proportion to the number of the Series C Shares elected to be redeemed by them on the Redemption Date.  The holders of the Existing Preferred Shares shall not be paid until and unless the Company has paid in full the Redemption Price (in addition to such interest charges which may have accrued in accordance with this Article 102) payable to the holders of the Series C Shares who have elected for redemption, upon which the balance of the funds which are legally available for redemption will be paid to the holders of the Existing Preferred Shares in proportion to the number of the Existing Preferred Shares elected to be redeemed by them on the Redemption Date.  Notwithstanding the aforementioned provisions, among the holders of the Existing Preferred Shares, the other Existing Preferred Shareholders shall not be paid until and unless the Company has paid in full the Redemption Price (in addition to such interest charges which may have accrued in accordance with this Article 102) payable to the holders of the Series B5 Shares who have elected for redemption, upon which the balance of the funds which are legally available for redemption will be paid to the other Existing Preferred Shareholders in proportion to the number of the Existing Preferred Shares elected to be redeemed by them on the Redemption Date. Any amount of the Redemption Price which is not paid in full on the Redemption Date shall become a debt due from and payable by the Company to the relevant holders of the Preferred Shares.  The Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.  At any time thereafter when additional funds of the Company are legally available for redemption of Preferred Shares, such funds will immediately be used to redeem the Preferred Shares which the Company has become obliged to redeem on the Redemption Date, but which it has not redeemed; provided that, for the Series A* Shares and Series B* Shares (collectively, the “Star Preferred Shares”), Series B5 Shares, and Series C Shares, interest at the rate of eight percent (8%) per annum compounded annually shall be charged in addition to the unpaid original Redemption Price for the period from the Redemption Date until full payment of the Redemption Price.

(g)                         All dividends on the Preferred Shares designated for redemption shall continue to accrue and all rights of the holders thereof shall continue to be valid and enforceable until such Preferred Shares are redeemed.  Without prejudice to the foregoing, from and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Preferred Shares designated for redemption in the Company Redemption Notice as holders of Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the Preferred Shares designated for redemption and redeemed on such date, and such Preferred Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

103.                        (a)                                Notwithstanding Article 102, in the event (i) the holders of at least 75% of the then outstanding Preferred Shares in each class have not elected to redeem such Preferred Shares pursuant to Article 102(a), or (ii) all outstanding Preferred Shares have not elected to be redeemed on the Redemption Date pursuant to Article 102, then, on or after the third (3rd ) anniversary of the Original Issue Date of the Series C Shares, to the extent permitted by applicable laws, if elected by any holder of then outstanding Preferred Shares, the Company shall redeem, out of funds legally available therefor, all or any portion of such holder’s Preferred Shares, as elected by each holder thereof in its sole discretion, (A) subject to the Preferred Shareholders’ written consents of the Preferred Shareholders as required under Article 81(a) above, (B) only to the extent the Company’s cash reserve on the Holder Redemption Date exceeds the Cash Threshold, and (C) if such electing holder provides the Company with written notice requesting redemption pursuant to this Article 103(a) (the “Holder Redemption Election”).  The Holder Redemption Election shall provide the date on which such Preferred Shares shall be redeemed, as determined by the electing holder (the “Holder Redemption Date”); provided, however, the Holder Redemption Date shall be at least forty (40) days after the date such Holder Redemption Election is delivered to the Company.  The Company shall not redeem any Preferred Shares pursuant to this

Article 103(a) unless the electing holder has complied with the provisions hereof.  For the purpose of this Article 103, “Cash Threshold” means the product of (x) 1.5 times (y) working capital plus capital expenditures projected in the Company’s annual budget for the fiscal year in which the Holder Redemption Election is made.

(b)                                Within seven (7) days of the Company’s receipt of the Holder Redemption Election, the Company shall provide written notice by registered mail or express or international courier, to each holder of record (at the close of business on the Business Day preceding the day on which notice is given) of the then outstanding Preferred Shares, at the address last shown on the records of the Company for such holder, notifying such holder that redemption will be effected pursuant to Article 103(a), specifying the number of shares that such holder may elect to have redeemed, the Holder Redemption Date, the Redemption Price (calculated in accordance with Article 102(c)), the Holder Redemption Deadline (calculated in accordance with Article 103(c)), the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed (the “Holder Redemption Notice”).

(c)                                  Each holder electing to have Preferred Shares redeemed on the Holder Redemption Date shall provide the Company with notice (the “Holder Participation Election”) thereof at least fifteen (15) days prior to the Holder Redemption Date (the “Holder Redemption Deadline”).  Except as provided herein, on the Holder Redemption Date, each Preferred Shareholder electing to have Preferred Shares redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Holder Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(d)                                 If on the Holder Redemption Date, the funds of the Company legally available for redemption of Preferred Shares or the Company’s cash reserve exceeding the Cash Threshold, if any (whichever is higher, the “Available Redemption Fund”), is insufficient to redeem the total number of Preferred Shares to be redeemed on the Holder Redemption Date, the Available Redemption Fund will be first paid to the holders of the Series C Shares (if electing for the redemption in accordance with this Article 103) in proportion to the number of the Series C Shares (on an as converted basis) elected to be redeemed by them on the Holder Redemption Date.  The holders of the Existing Preferred Shares shall not be paid until and unless the Company has paid in full the Redemption Price payable to the holders of the Series C Shares who have elected for redemption in accordance with this Article 103, upon which the balance of the Available Redemption Fund will be paid to the holders of the Existing Preferred Shares in proportion to the number of the Existing Preferred Shares (on an as converted basis) elected to be redeemed by them on the Holder Redemption Date.  Any amount of the Redemption Price which is not paid in full on the Holder Redemption Date shall become a debt due from and payable by the Company to the relevant holders of the Preferred Shares.  Notwithstanding the aforementioned provisions, among the holders of the Existing Preferred Shares, the other Existing Preferred Shareholders shall not be paid until and unless the Company has paid in full the Redemption Price payable to the holders of the Series B5 Shares who have elected for redemption in accordance with this Article 103, upon which the balance of the Available Redemption Fund will be paid to the other Existing Preferred Shareholders in proportion to the number of the Existing Preferred Shares (on an as converted basis) elected to be redeemed by them on the Holder Redemption Date.

(e)                                  The Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.  To the extent the Company’s cash reserve exceeds the Cash Threshold at the end of any fiscal quarter of the Company following the Holder Redemption Date or Redemption Date (as the case may be), the Company shall redeem such Preferred Shares within fifteen (15) days of the release of the Company’s audited financial results for the applicable fiscal quarter and, to the extent the Available Redemption Fund is insufficient to redeem the total number of Preferred Shares remaining to be redeemed thereon, the Preferred Shares shall be redeemed in the order as described in Article 102(f) and Article 103(d).

(f)                                   All dividends on the Preferred Shares designated for redemption shall continue to accrue and all rights of the holders thereof shall continue to be valid and enforceable until full payment of the Redemption Price.  Without prejudice to the foregoing, from and after each Holder Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Preferred Shares designated for redemption in the Holder Redemption Election and Holder Participation Elections as holders of Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for redemption on such date, and such Preferred Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(g)                                  At any time thereafter when additional funds of the Company are legally available for redemption of Preferred Shares, such funds will immediately be used to redeem the Preferred Shares which the Company has become obliged to redeem on the Holder Redemption Date, but which it has not redeemed; provided that for the redemption of Star Preferred Shares and Series C Shares, interest at a rate of eight percent (8%) per annum compounded annually shall be payable in addition to the unpaid original Redemption Price for the period from the Holder Redemption Date until full payment of the Redemption Price; provided further that such interest charges shall be paid to the holders of the Preferred Shares who have elected to redeem under Article 103(c) above in the order as described in Article 102(f) and Article 103(d).

DIVIDENDS

104.                       Each Preferred Share and Ordinary Share shall have the following rights to dividends:

(a)                                 In each calendar year, the holders of outstanding Series C Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Series B5 Shares, Series B* Shares, Series B Shares, Series A* Shares, Series A Shares and Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series C Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series C Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Series B5 Shares, Series B* Shares, Series B Shares, Series A* Shares, Series A Shares or Ordinary Shares until all accrued dividends on the Series C Shares, as set forth in this Article 104(a), have been paid or set aside for payment to the holders of Series C Shares.  Payment of any dividends to the holders of the Series C Shares shall be on a pro rata, pari passu basis.

(b)                                 After all accrued dividends on the Series C Shares have been paid or set aside for payment to the holders of Series C Shares at the Dividend Rate, the holders of outstanding Series B5 Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Series B* Shares, Series B Shares, Series A* Shares, Series A Shares and Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series B5 Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series B5 Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Series B* Shares, Series B Shares, Series A* Shares, Series A Shares or Ordinary Shares until all accrued dividends on the Series B5 Shares, as set forth in this Article 104(b), have been paid or set aside for payment to the holders of Series B5 Shares.  Payment of any dividends to the holders of the Series B5 Shares shall be on a pro rata, pari passu basis.

(c)                                  After all accrued dividends on the Series C Shares and the Series B5 Shares have been paid or set aside for payment to the holders of Series C Shares and the Series B5 Shares at the Dividend Rate, the holders of outstanding Series B* Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Series B Shares, Series A* Shares, Series A Shares and Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series B* Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series B* Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Series B Shares, Series A* Shares, Series A Shares or Ordinary Shares until all accrued dividends on the Series B* Shares, as set forth in this Article 104(c), have been paid or set aside for payment to the holders of Series B* Shares.  Payment of any dividends to the holders of the Series B* Shares shall be on a pro rata, pari passu basis.

(d)                                 After all accrued dividends on Series C Shares, Series B5 Shares, and the Series B* Shares have been paid or set aside for payment to the holders of Series C Shares, Series B5 Shares, and Series B* Shares at the Dividend Rate, the holders of outstanding Series B Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Series A* Shares, Series A Shares and Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series B Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series B Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Series A* Shares, Series A Shares or Ordinary Shares until all accrued dividends on the Series B Shares, as set forth in this Article 104(d), have been paid or set aside for payment to the holders of Series B Shares.  Payment of any dividends to the holders of the Series B Shares shall be on a pro rata, pari passu basis.

(e)                                  After all accrued dividends on the Series C Shares, Series B5 Shares, Series B* Shares and Series B Shares have been paid or set aside for payment to the holders of Series C Shares Series B5 Shares,  Series B* Shares and Series B Shares at the Dividend Rate, the holders of outstanding Series A* Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Series A Shares and Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series A* Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series A* Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Series A Shares or Ordinary Shares until all accrued dividends on the Series A* Shares, as set forth in this Article 104(e), have been paid or set aside for payment to the holders of Series A*  Shares.  Payment of any dividends to the holders of the Series A* Shares shall be on a pro rata, pari passu basis.

(f)                                   After all accrued dividends on the Series C Shares, Series B5 Shares, Series B* Shares, Series B Shares, and Series A* Shares have been paid or set aside for payment to the holders of Series C Shares, Series B5 Shares, Series B* Shares, Series B Shares and Series A* Shares at the Dividend Rate, the holders of outstanding Series A Shares shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time available therefor under applicable law and these Articles, at the Dividend Rate, payable in preference and priority to any declaration or payment of any Distribution on Ordinary Shares of the Company in such calendar year.  The right to receive dividends on Series A Shares shall be cumulative, and the right to such dividends shall accrue to holders of Series A Shares from the date such dividends are declared notwithstanding the fact that dividends on said shares are not paid in any calendar year.  No Distributions shall be made with respect to Ordinary Shares until all accrued dividends on the Series A Shares, as set forth in this Article 104(f), have been paid or set aside for payment to the holders of Series A Shares. Payment of any dividends to the holders of the Series A Shares shall be on a pro rata, pari passu basis.

(g)                                  After all accrued dividends on the Preferred Shares have been paid or set aside for payment to the holders of Preferred Shares, any additional dividends declared shall be distributed among all holders of Ordinary Shares and Preferred Shares on a pro rata basis in proportion to the number of Ordinary Shares then held by each such holder (on an as-converted basis).

(h)                                 In the event that the Company shall have accrued or declared but unpaid dividends outstanding upon the Preferred Shares, then immediately prior to and in the event of a conversion of Preferred Shares as provided in Articles 19 through 24, the Company shall pay such dividends.

(i)                                     Immediately prior to and in the event of the Qualified IPO, the Company shall pay such dividends in respect of all shares.

105.                       Subject to the Statute and these Articles, the Directors may declare dividends and Distributions on Shares in issue and authorize payment of the dividends or Distributions out of the funds of the Company lawfully available therefor.  No dividend or Distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

106.                       Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the par value of the Shares that a Member holds.  If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

107.                       The Directors may deduct from any dividend or Distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

108.                       The Directors may declare that any dividend or Distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any

Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors; provided, however, that the holders of the Preferred Shares shall be entitled at all times to request the Company to arrange for the sale or caused to be sold assets on the basis of the value so fixed and distribute the proceeds of the sale.

109.                       Any dividend, Distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

110.                       No dividend or Distribution shall bear interest against the Company.

111.                       Any dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member.  Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

112.                       Subject to the other provisions of these Articles (including Article 81 hereof), upon the recommendation of the Board of Directors, the Members may by Ordinary Resolution authorize the Board of Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit or profit and loan amount or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions.  The Board of Directors may authorize any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

113.                       The Board of Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

114.                       The books and records of the Company shall be open to inspection upon the written demand of any Member, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a Member or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.  Such rights of inspection shall extend to the records of each Subsidiary of the corporation.

115.                       The Board of Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

116.                       The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.  The Auditor or Auditors shall be selected from one of the following accounting firms or other firms approved by all Preferred Share Directors: Deloitte & Touche, Ernst and Young, KPMG, and PricewaterhouseCoopers.

117.                       The Board of Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors.  The Board of Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act.  The remuneration of any Auditor appointed by the Board of Directors under this Article may be fixed by the Board of Directors.

118.                       Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board of Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

119.                       Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by registered mail, express courier, electronic mail, facsimile transmission, telex or telecopy to him or to his address as shown in the register of Members, or, when notice is given by electronic mail, by sending it to the electronic mail address provided by such Member under the Members Agreement.

120.                       Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of five (5) Business Days after the letter containing the same is posted as aforesaid.

(a)                                 Where a notice is sent by express courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) Business Days following the day the same is sent as aforesaid.

(b)                                 Where a notice is sent by cable, electronic mail, facsimile transmission, telex or telecopy, service of the notice shall be deemed to be effected by properly addressing and sending such notice through an electrical or electronic network and to have been effected on the first (1st) Business Day following the same is sent as aforesaid; provided, however, that where the notice is sent by electronic mail, the electronic mail shall set forth the business to be considered or noticed and shall be transmitted using commercially available electronic messaging software.

121.                       A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

122.                       A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

123.                       No other Person shall be entitled to receive notices of general meetings.

WINDING UP

124.                       If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as he thinks fit.  In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the liquidator shall, in relation to the assets available for distribution among the Members, distribute the same to the Members as follows:

(a)                                 The holders of Series C Shares then outstanding shall be entitled to be paid first out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Series B5 Shares, the Series B* Shares, Series B Shares, Series A* Shares, Series A Shares and the Ordinary Shares) a liquidation preference in the amount per Series C Share equal to the applicable Original Purchase Price, plus all accrued or declared but unpaid dividends, (the “Series C Liquidation Preference”);

(b)                                 In the event that the assets available for distribution among the Members are insufficient to pay the Series C Liquidation Preference in full, the holders of Series C Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members as follows: an amount equal to that holder’s total Series C Liquidation Preference entitlement under paragraph (a) above, divided by the aggregate of all such holders’ entitlements under paragraph (a) above, multiplied by the aggregate amount available for distribution under this Article 124;

(c)                                  After payment of or setting aside for payment to the holders of Series C Shares the full Series C Liquidation Preference under paragraph (a), the holders of Series B5 Shares then outstanding shall be entitled to be paid then out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Series B* Shares, Series B Shares, Series A* Shares, Series A Shares and the Ordinary Shares) a liquidation preference in the amount per Series B5 Share equal to the applicable Original Purchase Price, plus all accrued or declared but unpaid dividends, (the “Series B5 Liquidation Preference”);

(d)                                 In the event that the assets available for distribution among the Members are insufficient to pay the Series B5 Liquidation Preference in full, the holders of Series B5 Shares then outstanding shall then be entitled to be paid out of the assets of the Company available for distribution among the Members as follows: an amount equal to that holder’s total Series B5 Liquidation Preference entitlement under paragraph (c) above, divided by the aggregate of all such holders’ entitlements under paragraph (c) above, multiplied by the aggregate amount available for distribution under this Article 124;

(e)                                  After payment of or setting aside for payment to the holders of Series C Shares the full Series C Liquidation Preference under paragraph (a) and payment to the holders of Series B5 Shares the full Series B5 Liquidation Preference under paragraph (c), the holders of Series B* Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Series B Shares, Series A* Shares, Series A Shares and the Ordinary Shares) a liquidation preference in the amount per Series B* Share equal to the applicable Original Purchase Price, plus all accrued or declared but unpaid dividends, (the “ Series B* Liquidation Preference”);

(f)                                   In the event that the assets available for distribution among the Members are insufficient to pay the Series B* Liquidation Preference in full, the holders of Series B Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members as follows: an amount equal to that holder’s total Series B* Liquidation Preference entitlement under paragraph (e) above, divided by the aggregate of all such holders’ entitlements under paragraph (e) above, multiplied by the aggregate amount available for distribution under this Article 124;

(g)                                  After payment of or setting aside for payment to the holders of Series C Shares the full Series C Liquidation Preference under paragraph (a), payment to the holders of Series B5 Shares the full Series B5 Liquidation Preference under paragraph (c), and payment to the holders of Series B* Shares the full Series B* Liquidation Preference under paragraph (e), the holders of Series B Shares then outstanding shall be entitled to be paid first out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Series A* Shares, Series A Shares and the Ordinary Shares) a liquidation preference in the amount per Series B Share equal to the Original Purchase Price applicable to such Series B Share (as adjusted for Recapitalization) plus all accrued or declared but unpaid dividends (the “ Series B Liquidation Preference”);

(h)                                 In the event that the assets available for distribution among the Members are insufficient to pay the Series B Liquidation Preference in full, the holders of Series B Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members as follows: an amount equal to that holder’s total Series B Liquidation Preference entitlement under paragraph (g) above, divided by the aggregate of all such holders’ entitlements under paragraph (g) above, multiplied by the aggregate amount available for distribution under this Article 124;

(i)                                     After payment of or setting aside for payment to the holders of Series C Shares, payment to the holders of Series B5 Shares, payment to the holders of Series B* Shares, and Series B Shares the full Series C Liquidation Preference, Series B5 Liquidation Preference, Series B* Liquidation Preference and Series B Liquidation Preference under paragraphs (a), (c), (e) and (g) above, the holders of Series A* Shares then outstanding shall be entitled to be paid first out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Series A Shares and the Ordinary Shares) a liquidation preference in the amount per Series A* Share equal to the Original Purchase Price applicable to such Series A* Share (as adjusted for Recapitalization) plus all accrued or declared but unpaid dividends (the “ Series A* Liquidation Preference”);

(j)                                    In the event that the assets available for distribution among the Members are insufficient to pay the Series A* Liquidation Preference in full, the holders of Series A* Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members as follows: an amount equal to that holder’s total Series A* Liquidation Preference entitlement under paragraph (i) above, divided by the aggregate of all such holders’

entitlements under paragraph (i) above, multiplied by the aggregate amount available for distribution under this Article 124;

(k)                                 After payment of or setting aside for payment to the holders of Series C Shares, payment to the holders of Series B5 Shares, payment to the holders of Series B* Shares, Series B Shares, Series A* Shares, the full Series C Liquidation Preference, Series B5 Liquidation Preference, Series B* Liquidation Preference, Series B Liquidation Preference and Series A* Liquidation Preference under paragraphs (a), (c), (e), (g) and (i) above, the holders of Series A Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members (and prior and in preference to any payment on the Ordinary Shares) a liquidation preference in the amount per Series A Share equal to the Original Purchase Price applicable to such Series A Share (as adjusted for Recapitalization) plus all accrued or declared but unpaid dividends (the “ Series A Liquidation Preference”, and Series A Liquidation Preference, Series A* Liquidation Preference, Series B Liquidation Preference, Series B* Liquidation Preference, Series B5 Liquidation and Preference Series C Liquidation Preference, collectively are referred to as “Liquidation Preference”);

(l)                                     In the event that the assets available for distribution among the Members are insufficient to pay the Series A Liquidation Preference in full, the holders of Series A Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution among the Members as follows:  an amount equal to that holder’s total Series A Liquidation Preference entitlement under paragraph (k) above, divided by the aggregate of all such holders’ entitlements under paragraph (k) above, multiplied by the aggregate amount available for distribution under this Article 124; and

(m)                             Subject to the prior payment of all amounts due to the holders of Preferred Shares in accordance with the above paragraphs, the balance of all remaining assets available for distribution to Members shall be distributed pro rata amongst the holders of Ordinary Shares and the holders of Preferred Shares (on an as-converted basis).

125.                       For the purpose of these Articles, a Sale Transaction (except for events set forth in paragraph (ii) of the definition of “Sale Transaction”) (a “Deemed Winding Up Event”) shall be treated as a liquidation, dissolution or winding up of the Company so that each Preferred Shareholder receives the Liquidation Preference, whether by dividend or redemption of shares (as determined by the Board of Directors in its absolute discretion)

as set forth in Article 124; provided, however, that the holders of at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class on an as converted basis) and the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares (voting as a separate class on an as converted basis), may waive, on behalf of themselves and all holders of Preferred Shares, the treatment of any Deemed Winding Up Event as a liquidation, dissolution or winding up of the Company.

126.                       If any assets of the Company distributed to Members in connection with any liquidation, dissolution, or winding up of the affairs of the Company are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, including all Preferred Share Directors, except that any publicly-traded securities to be distributed to Members in a liquidation, dissolution, or winding up of the affairs of the Company shall be valued as follows:

(a)                                 If the securities are then traded on an internationally-recognized securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution date;

(b)                                 if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution date.

Each of the Preferred Shareholders shall have the right to request the Company to arrange for the sale or cause to be sold such assets and distribute the Liquidation Preference in cash. The Company shall, at the option of the Preferred Shareholder, convert such proceeds into US Dollars for distribution.

In the event of any Deemed Winding Up Event, the distribution date shall be deemed to be the date such transaction closes.

For the purpose of this part entitled Winding Up, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system.  If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times

INDEMNITY

127.                       The Directors, alternate Directors and officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified to the maximum extent permitted by law out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful default or gross negligence or fraud respectively, and no such Director, alternate Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, alternate Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through willful default or gross negligence or fraud of such Director, alternate Director, officer or trustee.

FISCAL YEAR

128.                       Unless the Board of Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year.

TRANSFER BY WAY OF CONTINUATION

129.                       If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.